                                                                 Exhibit 10(u)



                         RECEIVABLES PURCHASE AGREEMENT

                         dated as of December 18, 1996

                                     among

                            FTL RECEIVABLES COMPANY,

                                   as Seller,

                         UNION UNDERWEAR COMPANY, INC.,

                              as initial Servicer,

                          BARTON CAPITAL CORPORATION,

                                 as Purchaser,

                                      and

                               SOCIETE GENERALE,

                                    as Agent

                               TABLE OF CONTENTS


                                                                                                                     PAGE
                                                       ARTICLE I.

                                    THE COMMITMENT; PURCHASE AND REINVESTMENT LIMITS

1.01          Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.02          Purchase and Reinvestment Limits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.03          Making Purchases from Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.04          Number of Yield Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.05          Commitment Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.06          Purchase and Reinvestment Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
1.07          Voluntary Termination of Commitment or Reduction
              of Facility Limit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                       ARTICLE II.

                                         UNDIVIDED INTEREST AND PURCHASER'S SHARE

2.01          Undivided Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.02          Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.03          Net Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.04          Purchaser's Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.05          Yield Reserve; Earned Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.06          Servicer's Fee Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.07          Required Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                       ARTICLE III.

                                                       SETTLEMENTS

3.01          Establishment and Use of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
3.02          Settlement and Reinvestment Procedures to be Followed
              Absent the Occurrence of a Liquidation Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
3.03          Settlement Procedures to be Followed if a
              Liquidation Day Occurs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.04          Special Settlement Procedures; Reduction of
              Investment, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
3.05          Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.06          Payments and Computations, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
3.07          Dividing or Combining Undivided Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                       ARTICLE IV.

                                                FEES AND YIELD PROTECTION





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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                     PAGE


4.01          Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
4.02          Yield Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                        ARTICLE V.

                                                 CONDITIONS OF PURCHASES

5.01          Conditions Precedent to Initial Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
5.02          Conditions Precedent to All Purchases and Reinvestments . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                       ARTICLE VI.

                                              REPRESENTATIONS AND WARRANTIES

6.01          Representations and Warranties of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
6.02          Representations and Warranties of Union.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                       ARTICLE VII.

                                         GENERAL COVENANTS OF SELLER AND SERVICER

7.01          Affirmative Covenants of Seller and Union . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
7.02          Reporting Requirements of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
7.03          Negative Covenants of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                      ARTICLE VIII.

                                              ADMINISTRATION AND COLLECTION

8.01          Designation of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
8.02          Duties of Servicer and Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
8.03          Rights of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
8.04          Responsibilities of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
8.05          Certain Responsibilities of Union . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
8.06          Further Action Evidencing Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
8.07          Application of Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                       ARTICLE IX.

                                                    SECURITY INTEREST

9.01          Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
9.02          Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52





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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                     PAGE


9.03          Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                        ARTICLE X.

                                                    LIQUIDATION EVENTS

10.01         Liquidation Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
10.02         Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                       ARTICLE XI.

                                                        THE AGENT

11.01         Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
11.02         Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
11.03         Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                       ARTICLE XII.

                                            ASSIGNMENT OF PURCHASER'S INTEREST

12.01         Restrictions on Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
12.02         Rights of Assignee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
12.03         Evidence of Assignment; Endorsement on Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
12.04         Rights of the Banks and Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                      ARTICLE XIII.

                                                     INDEMNIFICATION

13.01         Indemnity by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                       ARTICLE XIV.

                                                      MISCELLANEOUS

14.01         Amendments, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
14.02         Notices, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
14.03         No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
14.04         Binding Effect; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
14.05         Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
14.06         No Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
14.07         Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
14.08         Captions and Cross References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
14.09         Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
14.10         Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68





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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                     PAGE


14.11         Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
14.12         Consent to Jurisdiction; Waiver of Immunities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
14.13         Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
14.14         Recourse to Directors or Officers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68





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

                                   APPENDICES


APPENDIX A              Definitions


                                   SCHEDULES


SCHEDULE 6.01(f)        Description of Proceedings of Seller

SCHEDULE 6.02(f)        Description of Proceedings of Union

SCHEDULE 6.01(m)        List of Offices of Seller and Servicer
                        Where Records are Kept

SCHEDULE 6.01(n)        List of Lockbox Banks

SCHEDULE 6.01(r)        List of Trade Names

SCHEDULE 7.01(f)        Description of Credit and Collection Policies

SCHEDULE 7.03(d)        List of Account Banks

                                    EXHIBITS


EXHIBIT 1.03(a)                     Notice of Purchase

EXHIBIT 2.03(b)                     Specific Concentration Limits
                                    for Wal-Mart Stores

EXHIBIT 3.05(a)                     Form of Periodic Report

EXHIBIT 5.01(a)                     Form of Certificate

EXHIBIT 5.01(i)(i)                  Form of Opinion of Special
                                    Counsel to Seller

EXHIBIT 5.01(i)(ii)                 Form of Opinion of Special
                                    Counsel of Seller

EXHIBIT 7.01(i)(a)                  Form of Lockbox Agreement

EXHIBIT 7.01(i)(b)                  Form of Collection Account
                                    Agreement

EXHIBIT 7.01(i)(c)                  Form of Liquidation Account
                                    Agreement

EXHIBIT 12.04                       Form of Assignment (for
                                    assignment to third party)

                         RECEIVABLES PURCHASE AGREEMENT

                         dated as of December 18, 1996


         THIS IS A RECEIVABLES PURCHASE AGREEMENT among FTL RECEIVABLES COMPANY, a Delaware corporation ("Seller"), UNION UNDERWEAR COMPANY, INC., a New York corporation ("Union") as the initial Servicer, BARTON CAPITAL CORPORATION, a Delaware corporation, as purchaser (in such capacity, together with its successors and assigns in such capacity, the "Purchaser") and SOCIETE GENERALE, a banking corporation organized under the laws of France, acting through its Chicago Branch ("SG"), as agent for Purchaser (in such capacity, together with its successors and assigns in such capacity, the "Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   Background

         1. Seller is a party to a Purchase and Contribution Agreement with the Originators, pursuant to which Seller has purchased, and expects to purchase Receivables. Seller intends to sell interests, herein called Undivided Interests, in Pool Receivables. Seller and Purchaser have agreed, on the terms and subject to the conditions contained in this Agreement, that Purchaser will purchase such Undivided Interests from Seller from time to time during the term of this Agreement.

         2. Seller and Purchaser have also agreed that, on the terms and subject to the conditions set forth in this Agreement, certain of the Collections related to such Undivided Interests shall be reinvested in additional undivided interests in Pool Receivables.

         3. Seller, Purchaser and the Agent have asked Union to undertake certain collecting and servicing responsibilities in respect of the Receivables and Union, as initial Servicer, is willing to undertake such responsibilities.

         4.      SG has been requested, and is willing, to act as the Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                THE COMMITMENT; PURCHASE AND REINVESTMENT LIMITS

         1.01 Commitment. On the terms and subject to the conditions set forth in this Agreement (including Article V), Purchaser agrees to make Purchases and Reinvestments from time to time from the date hereof to the Commitment Termination Date as follows:

                 (a) Purchases. Purchaser shall purchase from Seller Undivided Interests (as defined in Section 2.01). Each such purchase is herein called a "Purchase".

                 (b) Reinvestments. Pursuant to Section 3.02, Purchaser shall make reinvestments in Pool Receivables (herein called "Reinvestments") by permitting Servicer to reinvest certain of the Collections in additional undivided interests in Pool Receivables.

Purchaser's obligation to make such Purchases and Reinvestments is herein called the "Commitment".

         1.02 Purchase and Reinvestment Limits. Under no circumstances shall Purchaser be obligated to make any Purchase or Reinvestment to the extent that, after giving effect to such Purchase or Reinvestment, as the case may be:

                 (a) Facility Limit. The Aggregate Investment would exceed an amount equal to $200,000,000 as such amounts may be reduced pursuant to Section 1.07 (such amounts, as so reduced, herein being called the "Facility Limit").

                 (b) Aggregate Undivided Interest Limit. The Aggregate Undivided Interest (expressed as a percentage) would exceed 100% (the "Aggregate Undivided Interest Limit").

         1.03  Making Purchases from Seller.

         (a) Notice of Purchase. Each Purchase shall be made on a Business Day pursuant to a notice substantially in the form of Exhibit 1.03(a) from Seller to the Agent and shall be received by the Agent not later than 2:00 p.m. (Chicago time) on the second Business Day before the date of such proposed Purchase. Each such notice of a proposed Purchase shall specify the desired amount and date of such Purchase and the desired duration of the initial Yield Period for the resulting Undivided Interest. The Seller shall select the duration of such initial, and each subsequent Yield Period, and the Agent shall use reasonable efforts, taking into account market conditions, to accommodate Seller's selections.

         (b) Amount of Purchase. The amount of each Purchase shall be equal to the lesser of (x) the amount proposed by Seller pursuant to Section 1.03(a) and (y) the maximum amount permitted under Section 1.02.

         (c) Funding of Purchase. On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Agent at its office at 181 West Madison Street in Chicago, Illinois, not later than 1:00 p.m. (Chicago time), the amount in payment of its Purchase in same day funds and, after receipt by the Agent of such funds, the Agent will make such funds immediately available to the Collection Account.

         (d) Notice of Purchaser Rate. On the day of each Purchase, and after each selection of a Yield Period, the Agent shall provide written notice to Seller of the Purchaser Rate (including each interest rate used in its determination) and/or the Bank Rate that applies to such Purchase and/or Yield Period, as the case may be, and, subject to the provisions of subparagraph (a) hereof, the duration of such Yield Period. All Purchases (and Yield Periods) shall be funded by the issuance of Commercial Paper Notes, unless, because of market conditions, the issuance of Commercial Paper Notes is impracticable. If the ability of the Purchaser to issue Commercial Paper Notes shall become impracticable, the Agent shall so notify the Seller promptly after it shall discover that the issuance of Commercial Paper Notes is impracticable.

         1.04 Number of Yield Periods. The number of Yield Periods hereunder at any one time, after giving effect to any Purchase, or any division or combination of Undivided Interests, shall not exceed 8.

         1.05  Commitment Termination Date.

         (a) The "Commitment Termination Date" shall be the earlier to occur of (i) December 17, 1999 (such date, as the same may be extended pursuant to this Section 1.05, being herein called the "Scheduled Commitment Termination Date"), and (ii) the date on which the Commitment is terminated pursuant to
Section 1.06, 1.07, or 10.02.

         (b) The then Scheduled Commitment Termination Date may be extended, in the sole discretion of Purchaser and the Agent, from time to time on each Anniversary Date for an additional one-year period, by written request given by Seller to the Agent not more than ninety nor less than 60 days before such Anniversary Date,





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
and written acceptance given by the Agent to Seller (upon the Agent's receipt of a written consent to such extension from Purchaser) not later than 30 days prior to such Anniversary Date.

         1.06 Purchase and Reinvestment Termination Date. The Commitment shall terminate with respect to Purchases and Reinvestments, and Purchaser shall have no obligation to make any further Purchases or Reinvestments hereunder, upon the termination of either (i) the Banks' commitments under the Stand-by Purchase Agreement or (ii) the Enhancement Bank's commitment under the Enhancement Agreement. Purchaser agrees to give Seller at least 30 days' prior written notice of the termination of the Commitment with respect to Purchases and Reinvestments pursuant to the foregoing sentence.

         1.07 Voluntary Termination of Commitment or Reduction of Facility Limit. Seller may, upon at least five Business Days' notice to the Agent, terminate the Commitment in whole or reduce in part the unused portion of the Facility Limit; provided, however, that (a) each partial reduction shall be in an amount equal to $25,000,000 or an integral multiple thereof and (b) after giving effect to any partial reduction, the remaining Facility Limit will not be less than $100,000,000.


                                  ARTICLE II.

                    UNDIVIDED INTEREST AND PURCHASER'S SHARE

         2.01  Undivided Interest.

         (a) Definition and Computation of Undivided Interest. For purposes of this Agreement, "Undivided Interest" means an undivided ownership interest, expressed as a floating percentage determined from time to time, in
(A) all then outstanding Pool Receivables, (B) all rights to, but not the obligations under, all Related Security with respect to such Pool Receivables, and (C) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Each Undivided Interest shall be computed as follows:

         UI      =        I + SFR + RR + YR
                          -----------------
                                 NPB

         where:

         UI      =        the Undivided Interest at any time;

         I       =        the Investment in such Undivided Interest at such
                          time, as determined pursuant to Section 2.02;

         SFR     =        the Servicer's Fee Reserve for such Undivided
                          Interest at such time, as determined pursuant to
                          Section 2.06;

         RR      =        the Required Reserve for such Undivided Interest at
                          such time, as determined pursuant to Section 2.07;

         YR      =        the Yield Reserve for such Undivided Interest at such
                          time, as determined pursuant to Section 2.05; and

         NPB     =        the Net Pool Balance at such time, as determined
                          pursuant to Section 2.03.

The "related" Undivided Interest with respect to any of the foregoing items shall mean the Undivided Interest as to which such item is calculated.

         (b) Frequency of Computation of Purchaser's Interest. Each Undivided Interest initially shall be computed as of the opening of Servicer's business on the date of the Purchase of such Undivided Interest from Seller. Thereafter, such Undivided Interest shall be recomputed as of the opening of business on any day on which the Aggregate Investment shall be increased and upon receipt of each Periodic Report using the information in such Periodic Report. In addition, until such Undivided Interest shall be reduced to zero, such Undivided Interest shall be deemed to be recomputed automatically as of the close of Servicer's business on each day (other than a day on which an actual recomputation is done), and, as so recomputed, shall constitute the percentage ownership interest held by Purchaser on such day in the Pool Receivables. Such Undivided Interest shall become zero at such time as (i) Purchaser shall have received the accrued Earned Return for such Undivided Interest, shall have recovered the Investment in such Undivided Interest and shall have received all other amounts payable to Purchaser pursuant to this Agreement in respect of such Undivided Interest, (ii) the Agent shall have received all amounts payable to the Agent pursuant to this Agreement and (iii) Servicer shall have received the accrued Servicer's Fee allocated to such Undivided Interest. Each Undivided Interest shall remain constant, and the Net Pool Balance shall be deemed to remain constant for purposes of computing such Undivided Interest, from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

         2.02  Investment.

         (a) Subject to subsection (b), the "Investment" in an Undivided Interest at any time means an amount equal to

                 (i) the sum of the original Dollar amount paid by Purchaser to Seller for such Undivided Interest at the time Purchaser acquired it by Purchase pursuant to Section 1.03, less

                 (ii) the aggregate amount of Collections of Pool Receivables theretofore received and actually distributed to Purchaser on account of such Investment pursuant to Sections 3.02, 3.03 and 3.04.

         (b) If at any time any distribution of any portion of such Collections is rescinded or must otherwise be returned for any reason, the Investment shall not be considered reduced to the extent of such rescission or return.

         (c) The "related" Investment with regard to a Yield Period or Undivided Interest (or portion thereof) means the Investment calculated with regard to such Yield Period or Undivided Interest (or such portion), as the case may be.

         2.03  Net Pool Balance.

         (a)     The "Net Pool Balance" at any time means an amount equal to

                 (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, less

                (ii) the sum of the separate amounts calculated for each Obligor as the excess of (x) the aggregate Unpaid Balance of all Eligible Receivables in the Receivables Pool (that have not become Defaulted Receivables) owed by such Obligor at such time over (y) the Concentration Limit for such Obligor at such time.

         (b) "Concentration Limit" for any Obligor at any time means 3% (the "Normal Concentration Percentage") of the Unpaid Balance of all Eligible Receivables in the Receivables Pool at such time; provided, however, that with respect to Wal-Mart Stores, the Concentration Limit therefore shall be the applicable amount indicated on Exhibit 2.03(b) ("Specific Concentration Limit") if the long-term ratings issued by S&P and Moody's for Wal-Mart Stores shall equal or exceed the required ratings set forth on such Exhibit 2.03(b).

         2.04 Purchaser's Share. With respect to each Undivided Interest, "Purchaser's Share" of Collections of Pool Receivables received by Servicer on any day means an amount equal to the product of

                 (a) the amount of all such Collections received by Servicer on such day, times

                 (b)      (i)     if such day is not a Liquidation Day, such
         Undivided Interest (expressed as a decimal) on such day, or

                          (ii) if such day is a Liquidation Day, such Undivided Interest (expressed as a decimal) on the day immediately preceding the first Liquidation Day to have occurred during the then current Liquidation Period, or, if higher such Undivided Interest (expressed as a decimal) on such Liquidation Day; provided that after such time as an Undivided Interest shall have been reduced to zero, the Purchaser's Share of such Collections therefor shall also equal zero.

         2.05  Yield Reserve; Earned Return.

         (a) The "Yield Reserve" for any Undivided Interest at any time in a Yield Period means an amount determined as follows:

         YR  =   ER + LR

         where:

         YR  =   the Yield Reserve for such Undivided Interest at such time;

         ER  =   the accrued and unpaid Earned Return for such Undivided
                 Interest at such time (for which Collections have not been deposited and held in the Liquidation Account or Agent's
                 Account pursuant to Section 3.02 or 3.03), as determined pursuant to subsection (b) of this Section 2.05; and

         LR  =   Liquidation Return for such Undivided Interest at such time, as determined pursuant to subsection (c) of this Section 2.05.

         (b) The "Earned Return" for any Undivided Interest for each day in a particular Yield Period means an amount determined as follows:

         ER  =   I x PR x 1/360; or

if the Purchaser Rate for such Undivided Interest is based upon the Alternate Base Rate:

         ER  =   I x PR x 1/365/6;

provided, however, that if, pursuant to the definition of "Purchaser Rate", different Purchaser Rates would apply to different portions of an Undivided Interest, then Earned Return shall be calculated separately with respect to each such portion, and the Earned Return shall be the sum of the Earned Return so calculated for such portions;

         where:

         ER  =   Earned Return for such Undivided Interest (or such portion)
                 accrued on such day;

         I  =    the Investment in such Undivided Interest (or such portion) on such day, as determined pursuant to Section 2.02;  and

         PR  =   the Purchaser Rate for such Undivided Interest (or such
                 portion) on such day.

No provision of this Agreement shall require the payment or permit the collection of Earned Return in excess of the maximum permitted by applicable law. If at any time a distribution of any portion of Collections is rescinded or must otherwise be returned for any reason, Earned Return for any Undivided Interest shall not be considered paid to the extent of such rescission or return.

         (c) Liquidation Return. The "Liquidation Return" for any Undivided Interest at any time means an amount determined as follows:

         LR  =   I x (BR + VF) x AAM
                 -------------------
                        360

         where:

         LR  =   the Liquidation Return for such Undivided Interest at such time;

         I   =   the Investment in such Undivided Interest at such time;

         BR  =   the Bank Rate for such Undivided Interest for a Yield Period of 30 calendar days deemed to commence at such time;

         VF  =   the Variance Factor deemed to be in effect at such time, as determined pursuant to subsection (d) of this Section 2.05;
                 and

         AAM =   the Adjusted Average Maturity of the Receivables Pool related to such Undivided Interest.

         (d) Variance Factor. The "Variance Factor" means (i) during any Yield Period when no Liquidation Day occurs, zero, and (ii) during any Yield Period in which one or more Liquidation Days occur resulting from a Liquidation Event, such percentage per annum not exceeding 1% as the Agent may designate from time to time in its sole discretion.

         2.06  Servicer's Fee Reserve.

         (a) The "Servicer's Fee Reserve" for any Undivided Interest at any time means an amount determined as follows:

         SFR   = SF + LSF

         where:

         SFR   = the Servicer's Fee Reserve for such Undivided Interest at any time;

         SF    = the accrued and unpaid Servicer's Fee allocated to such
                 Undivided Interest at such time (for which Collections have not been deposited and held in a Bank Account or the Agent's Account in respect thereof pursuant to Section 3.02 or 3.03), as determined pursuant to subsection (b) of this Section 2.06; and

         LSF   = the Liquidation Servicer's Fee allocated to such Undivided
                 Interest at such time, as determined pursuant to subsection
                 (c) of this Section 2.06.

         (b) The Servicer's Fee allocated to any Undivided Interest accrued for any day means

                 (i) at any time when Union is Servicer, an amount equal to (w) 0.50% per annum, times (x) the Investment in such Undivided Interest at such time, times (y) 1/360; or

                 (ii) at any time when Union is not Servicer, either the amount calculated pursuant to the foregoing clause (i) or an alternative amount specified by Servicer not exceeding

                          (A) (1)  110% of Servicer's reasonable estimate of
                 the costs and expenses that it shall incur in connection with performing its obligations under this Agreement and the other Transaction Documents during a calendar year, times (2) 1/360, times

                          (B) a fraction, the numerator of which shall be the then-current amount of the Investment in such Undivided Interest and the denominator of which shall be the then-current Aggregate Investment.

         (c)     For purposes of calculating the Servicer's Fee Reserve under
Section 2.06(a), the "Liquidation Servicer's Fee" allocated to any Undivided Interest accrued for any day means an amount equal to

                 (i) the amount calculated for such day pursuant to the foregoing subsection (b), times

                 (ii) the number of days equal to the then Adjusted Average Maturity.

         2.07 Required Reserve. The "Required Reserve" for any Undivided Interest on any day means an amount determined as follows:

         RR      =        RP x I

         where

         RR      =        the Required Reserve for such Undivided Interest at
                          the time of computation;

         RP      =        the Reserve Percentage which, as to each Undivided
                          Interest at the time of such computation, shall be the quotient (expressed as a percentage) obtained by dividing (x), the greater of (i) 12%, (ii) four times the Normal Concentration Percentage and (iii) 2.25 times the product of (a) the Loss Ratio, (b) the Loss
                          Horizon Ratio and (c) the Payment Terms Multiplier, by (y) 1 minus the percentage determined pursuant to clause (x) above; and

         I       =        the Investment in such Undivided Interest at the time
                          of such computation, as determined pursuant to
                          Section 2.02.


                                  ARTICLE III.

                                  SETTLEMENTS

         3.01  Establishment and Use of Accounts.

         (a) Collection Account. Seller hereby agrees to establish and maintain a Collection Account on or before the first Purchase hereunder. The Collection Account shall be used to receive Collections (directly or via transfer from the Lockbox Accounts) and for the other purposes described in the Transaction Documents. Servicer shall cause all Collections to be deposited into such Collection Account on the day on which such Collections are available funds. No funds other than Collections or Purchases shall be deposited or transferred into such Collection Account.

         (b) Lockbox Accounts. Seller hereby agrees to establish the Lockbox Accounts listed on Schedule 6.01(n) (and the related post office boxes) on or before the first Purchase hereunder. The Lockbox Accounts shall be used to receive Collections. No funds other than Collections shall be deposited or transferred into any Lockbox Account.

         (c) Liquidation Account. Seller hereby agrees to establish the Liquidation Account on or before the date of the first Purchase hereunder. The Liquidation Account shall be used to receive transfers of certain amounts of Purchaser's Share of Collections prior to Settlement Dates and for the other purposes described in the Transaction Documents. No funds other than those transferred in accordance with this Article III shall be transferred or deposited into the Liquidation Account.

         (d) Agent's Account. The Agent hereby agrees to establish the Agent's Account on or before the date of the first Purchase hereunder. The Agent's Account shall be used to receive payments of amounts that are to be distributed by the Agent to itself and/or to Purchaser, and for the other purposes described in the Transaction Documents.

         3.02 Settlement and Reinvestment Procedures to be Followed Absent the Occurrence of a Liquidation Day.

         (a) Daily Procedure (Non-Liquidation). On each day (other than a Liquidation Day), Servicer shall deem received an amount equal to Purchaser's Share of the Collections of Pool Receivables that are deposited in the Lockbox Accounts on such day in respect of all Undivided Interests and that constitute available funds; and

                 (i) Servicer may transfer to the Collection Account (or may retain in one or more of the Lockbox Accounts) an amount equal to the excess of (A) the aggregate of such Collections deposited in the Lockbox Accounts on such day over (B) the Purchaser's Share of such Collections for all Undivided Interests;

                 (ii) Out of the portion of the Purchaser's Share of such Collections that is allocable to each respective Undivided Interest, Servicer shall hold in trust for the benefit of Purchaser and shall transfer to the Liquidation Account an amount equal to the sum of (A) the Earned Return on the Investment in such Undivided Interest accrued to (and including) such day and not previously so transferred to the Liquidation Account as aforementioned plus (B) any amount payable pursuant to Section 4.02 in respect of such Undivided Interest;

                 (iii) Out of the portion of the Purchaser's Share of such Collections that is allocable to each respective Undivided Interest, Servicer shall transfer to its own account at its convenience, but in any event within five (5) days, the amount of Servicer's Fee allocated to such Undivided Interest (as determined in accordance with Section 2.06(b)) which has accrued to (and including) such day but which has not previously been transferred to Servicer's account as aforesaid;

                 (iv) Servicer shall apply an amount equal to the remainder of the portion of the Purchaser's Share of such Collections that is allocable to each respective Undivided Interest to reduce the Investment in each such Undivided Interest, such amount to be applied pro rata in accordance with the amount of each such Investment before such reduction (it being understood that such amount need not be physically paid to Purchaser under this clause (iv));

                 (v) After such reduction, but subject to Section 3.04, the amount referred to in the foregoing clause (iv) with respect to each Investment shall be reinvested by Servicer by means of a Reinvestment in the related Undivided Interest, thereby increasing the Investment in such Undivided Interest and causing a deemed recomputation of such Undivided Interest pursuant to Section 2.01 as of the end of such day; and

                 (vi) After any such Reinvestment, Servicer may transfer to the Collection Account (or may retain in one or more of the Lockbox Accounts) the amount referred to in the foregoing clause (v) and that constitute available funds.

Each recomputed Undivided Interest shall constitute the percentage ownership interest in the Pool Receivables on such day held by Purchaser with regard to the related recomputed Investment. Except as expressly provided in the foregoing clauses (i) through (iv), all transfers referred to in such clauses shall be made within two Business Days after the deposit or transfer of the relevant Collections into the relevant Lockbox Account to the extent of available funds.

         (b) Settlement Date Procedure (Non-Liquidation). On the Settlement Date for each Undivided Interest (if no Liquidation Day shall have occurred during the Settlement Period then ending), Servicer shall transfer from the Liquidation Account to the Agent's Account (i) all amounts that have been deposited in the Liquidation Account in respect of such Undivided Interests pursuant to Section 3.02(a) and (ii) amounts, if any, set aside pursuant to Section 3.04(b) or (c) for payment to the Agent on such Settlement Date.

         (c) Order of Distribution. Upon the Agent's receipt of funds transferred pursuant to Section 3.02(b), on each Settlement Date the Agent shall distribute such funds (i) to Purchaser in payment of the accrued and unpaid Earned Return for such Undivided Interest and the amounts payable to Purchaser in respect of such Undivided Interest pursuant to Section 4.02, and
(ii) in the case of any amounts set aside pursuant to Section 3.04(b) or (c), to Purchaser in reduction of the related Investment.

         3.03  Settlement Procedures to be Followed if a Liquidation Day
Occurs.

         (a) Daily Procedure (Liquidation). On each Liquidation Day, Servicer shall set aside and hold in trust for the benefit of Purchaser the Purchaser's Share (calculated in respect of all Undivided Interests) of the Collections of Pool Receivables that were deposited in the Lockbox Accounts on such day by transferring an amount equal to such Purchaser's Share, no later than two Business Days after deposit of such Collections into the relevant Lockbox Account to the extent of available funds, (i) to the Liquidation Account (if no Liquidation Event shall be continuing on such day) or (ii) to the Agent's Account (if a Liquidation Event shall be continuing on such day). All amounts transferred to the Agent's Account pursuant to this Section 3.03(a) shall be distributed by the Agent pursuant to Section 3.03(c). In addition, on each Liquidation Day, Servicer shall transfer to the Collection Account an amount equal to the excess of (x) the aggregate Collections deposited in the Lockbox Accounts on such Liquidation Day over (y) the Purchaser's Share (calculated in respect of all Undivided Interests) of such Collections.

         (b) Settlement Date Procedure (Liquidation). On each Settlement Date for each Undivided Interest, if one or more Liquidation Days have occurred during the Settlement Period then ending, Servicer shall transfer from the Liquidation Account to the Agent's Account all amounts that were transferred to the

Liquidation Account in respect of all Undivided Interests during the preceding Settlement Period pursuant to Section 3.02(a) and 3.03(a) (but that have not already been transferred to the Agent's Account); provided, however, that the total amount transferred to the Agent's Account in respect of each respective Undivided Interest shall not exceed the sum (without duplication) of (A) the accrued and unpaid Earned Return for such Undivided Interest, (B) the amounts payable pursuant to Section 4.02 that have then accrued, (C) all other Obligations (other than with respect to the Investment in such Undivided Interest) then due and payable with respect to such Undivided Interest, (D) the aggregate amount of Servicer's Fee allocated to such Undivided Interest (as determined in accordance with Section 2.06(b)) which has accrued since the preceding Settlement Date for such Undivided Interest to the extent such amount has not previously been paid to Servicer's own account, and (E) the Investment in such Undivided Interest. No amount described in any of the foregoing clauses (A) through (E) shall be deemed to have been reduced or paid on account of the Purchaser's Share of any Collections until the relevant amount actually is transferred to the Agent's Account as provided for herein (and, in the case of payments received by the Agent pursuant to Section 3.03(a) or Section 3.04(c)(iii), the date on which such payments are required to be transferred to Purchaser pursuant to Section 3.03(c) shall have occurred).

         (c) Timing of Distributions by the Agent. On each Settlement Date, the Agent shall distribute, in the manner set forth in Section 3.03(d), all amounts that have been transferred to the Agent's Account pursuant to
Section 3.03(a), Section 3.03(b) and Section 3.04(c)(iii) prior to 10:00 a.m., Chicago time, on such Settlement Date. If amounts that are intended to be transferred to the Agent's Account on a Settlement Date are not so transferred before 10:00 a.m., Chicago time, on such Settlement Date, the Agent shall distribute such amounts, in the manner set forth in Section 3.03(d), as soon as is practicable after receipt of such amounts in the Agent's Account.

         (d) Order of Distribution. On each Business Day on which the Agent is obligated to distribute amounts in the Agent's Account pursuant to
Section 3.03(c), the Agent shall distribute such funds (i) to Purchaser or the Agent (as the case may be) in payment of the accrued and unpaid Earned Return for the relevant Undivided Interest(s), (ii) to Servicer in payment of the accrued Servicer's Fee allocated to such Undivided Interest(s) (to the extent described in clause (D) of the proviso to subsection (b) of this Section 3.03) until reduced to zero, and (iii) to the Purchaser or Agent (as the case may be)
(A) in reduction of the Investment in such Undivided Interest(s) and (B) in payment of any other amounts owed by Seller hereunder to Purchaser or the Agent, in the case of each of foregoing, until reduced to zero.

If insufficient funds shall have been transferred to the Agent's Account to enable the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, the amount described in the foregoing clause (ii) owing to the Servicer, second, in payment of the accrued Earned Return for the relevant Undivided Interest(s), third, in reduction of the Investment in such Undivided Interest(s), and fourth, in payment of all other amounts then due and payable to Purchaser or the Agent hereunder.

         3.04  Special Settlement Procedures; Reduction of Investment, etc.

         (a)     Deemed Collections.  If on any day

                 (i)      the Unpaid Balance of any Pool Receivable is

                          (A) reduced as a result of any defective, rejected or returned goods or services, any cash discount, any incorrect billing, or any adjustment by Servicer, an Originator or any Affiliate of an Originator,

                          (B) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against Seller, an Originator or any Affiliate of an Originator (whether such claim arises out of the same or a related or unrelated transaction), or

                          (C) reduced on account of the obligation of an Originator to pay to the related Obligor any rebate or refund; or

                 (ii) any of the representations or warranties of Seller or Union set forth in Section 6.01(d), (k) or (v) is no longer true with respect to a Receivable;

then, on such day, Seller shall be deemed to have received a Collection of the relevant Receivable(s)

                          (I) in the case of clause (i) above, in the amount of such reduction or cancellation; and

                          (II) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Receivable(s).

On or before the fifteenth Business Day after the Month End Date of each month that contains one or more days on which Seller is deemed to have received such a Collection, Seller shall transfer an amount equal to the aggregate amount of such deemed Collections to Servicer and Servicer shall distribute such transferred amount in the manner set forth in Section 3.02(a) or Section 3.03(a), as the case may be, as if such transferred amount actually had been received by Seller on the date of such transfer from the Obligors of such Pool Receivables and as if such transferred amount actually had been deposited into a Lockbox Account on the date of such transfer. For so long as (i) the Aggregate Undivided Interest is less than the Aggregate Undivided Interest Limit, (ii) the Aggregate Investment is less than the Facility Limit, and (iii) no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, Seller may discharge its obligation with respect to such deemed Collections set forth in the immediately preceding sentence by directing the Servicer to reduce the amount of any Collections to be reinvested pursuant to Section 3.02(a)(v) by the amount of such deemed Collections and deposit such amount in accordance with the immediately preceding sentence. Purchaser acknowledges the provisions of Section 3.5 of the Purchase and Contribution Agreement and upon receipt or deemed receipt of such deemed Collections pursuant hereto, hereby releases any Adverse Claim upon any Receivable and Related Rights reconveyed by Seller to any Originator.

         (b) Unreinvested Collections. Any amount of Purchaser's share of Collections of Pool Receivables that may not be reinvested by means of Reinvestments in an Undivided Interest because of the requirements set forth in
Section 1.02(a) or (b) shall be so reinvested as soon as it is possible to do so without violating either of such requirements unless the Agent designates a Liquidation Commencement Date. To the extent and so long as such Collections may not be so reinvested, or until otherwise required to take a specific action in respect of such Collections pursuant to this Agreement, Servicer shall hold such Collections in trust for the benefit of Purchaser in the Liquidation Account, for payment to the Agent on the next following Settlement Date for the Yield Period in which such Collections are accumulated, to the extent that permitted Reinvestment cannot occur before such Settlement Date; provided, however, that during any Liquidation Period, upon one Business Day's written notice given by the Agent to Servicer, Servicer shall transfer all such Collections to the Agent's Account. Neither the Investment in such Undivided Interest, the related Earned Return nor any other amount owing hereunder shall be deemed reduced or paid on account of such unreinvested Collections until the amount to be paid to the Agent pursuant to this Section 3.04(b) is in fact finally so paid.

         (c) Seller's Reduction of Investment. If at any time Seller shall wish to cause the reduction of the Investment in an Undivided Interest (but not to commence the liquidation, or reduction to zero, of all Undivided Interests), such reduction shall be made as follows:

                 (i) Seller shall give the Agent at least five Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                 (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting such Collections pursuant to Section 3.02(a) and Section 3.04(b) until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                 (iii) Servicer shall hold such Collections for the benefit of Purchaser in the Liquidation Account, for payment to the Agent on the next following Settlement Date,

and the Investment in such Undivided Interest shall be deemed reduced in the amount to be paid to the Agent only when in fact so paid and allocated by the Agent to the Investment in such Undivided Interest; provided that

                 (A) the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple thereof, and the Investment in such Undivided Interest, if any, after giving effect to such reduction shall be not less than $1,000,000,

                 (B) if (I) Seller shall commence any voluntary reduction in a Yield Period containing all or a portion of any Liquidation Period or (II) a Liquidation Event shall occur after Seller shall have commenced any voluntary reduction, then all such Collections that have not been reinvested because of this Section 3.04(c), but that have not already been transferred to the Agent's Account, shall be transferred to the Agent's Account (for the benefit of Purchaser and the Agent and for distribution pursuant to Section 3.03(c)) no later than the day next following such Liquidation Event,

                 (C) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Yield Period, and

                 (D) if two or more Undivided Interests shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Agent shall consent otherwise, to the Undivided Interest with the shortest remaining Yield Period.

         (d)     Allocations of Obligor Payments.  Except as provided in
Section 3.04(a) and 8.07, or as otherwise required by law or the underlying Contract, all Collections received from a particular Obligor in respect of any Receivable shall be applied to the Receivables payable by such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable; provided, however, that, if payment is designated by such Obligor for application to specified Receivables, it shall be applied to such specified Receivables.

         (e) Permitted Investments. Any amount in the Collection Account and the Liquidation Account, as the case may be, may be invested by Seller (or Servicer on Seller's behalf) in Permitted Investments, and Seller (or Servicer on its behalf) shall take all actions necessary to ensure that Purchaser shall have a first priority perfected security interest in such Permitted Investments; provided, however, that investments with respect to amounts on deposit in the Liquidation Account shall mature not later than one Business Day next preceding the Settlement Date for any Undivided Interest next succeeding the date of such investment.

         3.05  Reporting.

         (a) No later than 2:00 p.m., Chicago time, on the second Business Day before the date of each Purchase other than the initial Purchase hereunder, as a condition precedent to each such Purchase, Servicer shall prepare and forward to the Agent a certificate containing a calculation of (i) the Net Pool Balance (the calculation of which shall be based upon the information contained in the most recent Periodic Report) and (ii) the Aggregate Investment and the Reserves (in each case, after giving effect, on a pro forma basis, to such Purchase).

         (b) On or prior to the fifteenth Business Day of each month, Servicer shall prepare and forward to the Agent:

                 (i) a Periodic Report relating to all outstanding Pool Receivables and all Undivided Interests owned by Purchaser, as of the close of business of Servicer on the immediately preceding Month End Date,

                 (ii) an aging of all Receivables in the Receivables Pool as of the immediately preceding Month End Date, and

                 (iii) concentration analyses in respect of the ten largest Obligors of all Eligible Receivables in the Receivables Pool as of the immediately preceding Month End Date and each Obligor that owes Pool Receivables with an aggregate Unpaid Balance in excess of the Concentration Limit.

         (c) On or prior to each Settlement Date, Seller will advise the Agent and Servicer of each Liquidation Day occurring during the Settlement Period ending on such Settlement Date.

         3.06  Payments and Computations, etc.

         (a) All amounts to be paid or deposited into the Agent's Account by Seller or Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 9:00 a.m. (Chicago time) on the day when due in lawful money of the United States of America in same day funds.

         (b) Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Agent (for the benefit of Purchaser or the Agent, as the case may be) interest on all amounts not paid or deposited when due hereunder, such interest to be calculated at the Default Rate from (and including) the date due and payable to the date paid and such interest shall be payable on demand; provided, however, that the applicable interest rate shall not at any time exceed the maximum rate permitted by applicable law.

         (c) All computations of interest, Earned Return, Liquidation Return and any fees hereunder shall be made on the basis of a year of 360 days (or 365/6 days if such Earned Return or Liquidation Return is calculated with respect to the Alternate Base Rate) for the actual number of days (including the first day but excluding the last day) elapsed.

         3.07  Dividing or Combining Undivided Interests.

         (a) Division of Undivided Interests. The Seller, so long as no Liquidation Event has occurred and is continuing, may at any time, as of the last day of any Yield Period for any then existing Undivided Interest, divide such existing Undivided Interest on such last day into two or more new Undivided Interests, each such new Undivided Interest having an Investment as designated by the Seller and all such new Undivided Interests collectively having aggregate Investments equal to the Investment in such existing Undivided Interest. The Agent shall use reasonable efforts, taking into account market conditions, to accommodate Seller's directions.

         (b) Combination of Undivided Interests. The Seller, so long as no Liquidation Event has occurred and is continuing, may at any time, as of the last day of any Yield Period for two or more existing Undivided Interests, on or before the date of any proposed Purchase of an Undivided Interest pursuant to Section 1.01 by Purchaser, on such last day or such date of Purchase, as the case may be, combine into one new Undivided Interest such existing and/or proposed Undivided Interests or any combination thereof, such new Undivided Interest having an Investment equal to the aggregate Investments of such Undivided Interests so combined. The Agent shall use reasonable efforts, taking into account market conditions, to accommodate Seller's directions.

         (c) Effect of Division or Combination. On and after any division or combination of Undivided Interests as described above, each of the new Undivided Interests resulting from such division, or the new Undivided Interest resulting from such combination, as the case may be, shall be a separate Undivided Interest having an Investment as set forth above, and shall take the place of such existing Undivided Interest or Undivided Interests or proposed Undivided Interest, as the case may be, in each case under and for all purposes of this Agreement.


                                  ARTICLE IV.

                           FEES AND YIELD PROTECTION

         4.01 Fees. Seller shall pay to Purchaser for its own account such fees on such dates and in such amounts as set forth in the letter agreement of even date herewith between the Agent and Seller (as such letter agreement may be amended, restated, supplemented or modified from time to time, the "Fee Letter").

         4.02  Yield Protection.

         (a)     If (i) any law or regulation relating to deposit insurance or
(ii) any Regulatory Change, in each case, occurring after the date hereof

                 (A) shall subject an Affected Party to any tax, duty or other charge with respect to the Certificate, any Undivided Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Investments or Earned Return owned by, owed to or funded by it or any other amounts due under this Agreement or any of the other Transaction Documents in respect of the Certificate, any Undivided Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for changes in the rate of tax on the overall net income of such Affected Party); or

                 (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Return), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or credit extended by any Affected Party; or

                 (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

                 (D) shall impose any other condition affecting the Certificate, any Undivided Interest owned or funded by any Affected Party or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor;

and the result of any of the foregoing is or would be

                 (x) to increase the cost to (or in the case of any law or regulation relating to deposit insurance, to impose a cost on) (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Stand-by Purchase Agreement, or any Credit Advance, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Agent for continuing its or Seller's relationship with Purchaser,

                 (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or the Certificate, or under the Stand-by Purchase Agreement or the Enhancement Agreement with respect thereto, or

                 (z) in the sole determination of such Affected Party, to reduce the rate of return on such Affected Party's capital as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Seller shall pay to the Agent (for the benefit of such Affected Party) such additional amount or amounts as will in good faith compensate such Affected Party for such additional or increased cost or such reduction.

         (b) Each Affected Party will notify Seller and the Agent promptly after it has received official notice of any event occurring after the date hereof which will entitle such Affected Party to such additional amounts as compensation pursuant to this Section 4.02. Such additional amounts shall accrue from the date as to which such Affected Party becomes subject to such additional costs as a result of such event (or if such notice of such event is not given to Seller by such Affected Party within 90 days after such Affected Party received such official notice of such event, from the date which is 90 days prior to the date such notice is given to Seller by such Affected Party).

         (c)     In determining any amount provided for or referred to in this
Section 4.02, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. When making a claim under this Section 4.02, each Affected Party shall submit to Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, constitute conclusive evidence of such increased cost or reduced return.


                                   ARTICLE V.

                            CONDITIONS OF PURCHASES

         5.01 Conditions Precedent to Initial Purchase. The initial Purchase hereunder is subject to the condition precedent that the Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Agent:

                 (a)      A Certificate;

                 (b) A copy of the resolutions of the Board of Directors of each of Seller and Union approving each Transaction Document to be delivered by it and the transactions contemplated thereby, and addressing such other matters as may be required by the Agent, certified by the respective Secretary or Assistant Secretary of each such Person;

                 (c) Good standing certificates for Seller and Union issued as of a recent date acceptable to the Agent by the Secretary of State of the jurisdiction of such Person's incorporation and the jurisdiction of such Person's principal place of business;

                 (d) A certificate of the Secretary or Assistant Secretary of each of Seller and Union certifying the names and true signatures of the officers authorized on such Person's behalf to sign the Transaction Documents to be delivered by it (on which certificate Purchaser and the Agent may conclusively rely until such time as the Agent shall receive from such Person a revised certificate meeting the requirements of this subsection (d));

                 (e) The certificate of incorporation or other organizational document of each of Seller and Union, duly certified by the Secretary of State of the jurisdiction of such Person's incorporation as of a recent date acceptable to the Agent, together with a copy of the by-laws of each of Seller and Union, each duly certified by the Secretary or an Assistant Secretary of such Person;

                 (f) Evidence (which may be telephonic) of the filing of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Purchase, naming Seller as the assignor and Purchaser as assignee of Receivables or an undivided interest therein and of the other rights, instruments and moneys specified in Section 9.01, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect Purchaser's interests in all Undivided Interests in the Receivables;

                 (g) A written search report from a Person satisfactory to the Agent listing all effective financing statements that name Seller or Union as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (f) above, together with copies of such financing statements (none of which, except for those described in subsection (f) above, shall cover any Receivable), and tax and judgment lien search reports from a Person satisfactory to the Agent showing no evidence of such liens filed against Seller or Union;

                 (h)      [Reserved];

                 (i) Favorable opinions from Katten Muchin & Zavis, special counsel to Union, substantially in the form of Exhibits 5.01(i)(i) and 5.01(i)(ii);

                 (j) Such powers of attorney as the Agent shall reasonably request to enable the Agent to collect all amounts due under any and all Receivables following a Liquidation Event;

                 (k) A Periodic Report calculated as of the most recent Month End Date;

                 (l) Evidence (i) of the execution and delivery by each of the parties thereto of the Purchase and Contribution Agreement and all documents, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such documents, instruments and agreements), (ii) that each of the conditions precedent to the execution and delivery of the Purchase and Contribution Agreement has been satisfied to the Agent's satisfaction and (iii) that the initial purchases under the Purchase and Contribution Agreement have been consummated;

                 (m) A certificate from an officer of each of the Originators to the effect that Servicer and the Originators have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it generates which are of the type which any proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO FTL RECEIVABLES COMPANY AND UNDIVIDED, FRACTIONAL OWNERSHIP INTERESTS IN THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD BY FTL RECEIVABLES COMPANY TO BARTON CAPITAL CORPORATION;"

                 (n) The fees payable to the Agent pursuant to the Fee Letter, together with all costs and expenses due and payable pursuant to Section 14.05, if then invoiced;

                 (o) Original UCC-3 financing statements that are duly executed and that shall effect, upon filing, the termination of all financing statements relating to the Receivables;

                 (p) A certificate from an authorized officer of Union and an authorized officer of Seller as to the satisfaction of the conditions set forth in Section 5.02; and

                 (q) A copy of the resolutions of the Board of Directors of Seller evidencing the capitalization of Seller in accordance with
         Section 6.01(o), certified by the Secretary or Assistant Secretary of Seller.

         5.02 Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent (collectively, "Conditions Precedent" and individually, a "Condition Precedent") that on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, as the case may be, shall be deemed to have represented and warranted that):

                 (a)      The representations and warranties contained in
         Section 6.01 (other than Section 6.01(i)(ii)) are true and correct on and as of such day with the same effect as though made on and as of such day and shall be deemed to have been made on such day;

                 (b) No event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or an Unmatured Liquidation Event;

                 (c) After giving effect to each proposed Purchase or Reinvestment, the Aggregate Investment will not exceed the Facility Limit and the Aggregate Undivided Interest will not exceed the Aggregate Undivided Interest Limit; and

                 (d) The Commitment Termination Date shall not have occurred.


                                  ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

         6.01 Representations and Warranties of Seller. In order to induce Purchaser and the Agent to enter into this Agreement and to make Purchases and Reinvestments hereunder, Seller hereby represents and warrants to Purchaser and the Agent as follows:

                 (a) Organization and Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

                 (b) Due Qualification. It is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction where the ownership or leasing of property or the character of its operations makes such qualification necessary, except where the failure to so qualify or be so authorized would not reasonably be expected to have a Material Adverse Effect.

                 (c) Power and Authority; Due Authorization. It has (i) all necessary corporate power, authority and legal right to (A) execute, deliver and perform its obligations under this Agreement, the Certificate and each other Transaction Document to which it is a party, and (B) to sell and assign Undivided Interests on the terms and subject to the conditions herein provided and (ii) duly authorized by all necessary corporate action such execution, delivery and performance of this Agreement and the other Transaction Documents and the sale and assignment of Undivided Interests on the terms and conditions herein provided. Seller had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Receivables, to sell and assign Undivided Interests, and to incur obligations hereunder.

                 (d) Binding Obligations. Each Purchase made pursuant to this Agreement shall constitute a valid sale, transfer, and assignment of the relevant Undivided Interests in Receivables to Purchaser, or the assignment of a perfected first priority security interest therein, in either case, enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Transaction Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                 (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction
         Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the articles or certificate of incorporation or by-laws of Seller, (ii) violate any material Contractual Obligation applicable to the Seller, (iii) result in or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Seller, other than any Lien under the Transaction Documents, or (iv) violate any Requirement of Law applicable to Seller.

                 (f)      No Proceedings. Except as described in Schedule
         6.01(f),

                          (i)     there is no order, judgment, decree,
                 injunction, stipulation or consent order of any Governmental Authority to which Seller is subject, and there is no action, suit, arbitration, regulatory proceeding or other litigation, proceeding or governmental investigation pending or, to the knowledge of Seller, threatened, before or by any arbitrator or

                 Governmental Authority, against Seller that is reasonably likely to have a Material Adverse Effect; and

                          (ii) there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of Seller threatened, before or by any arbitrator or Governmental Authority (A) asserting the invalidity of this Agreement, the Certificate or any other Transaction Document, (B) seeking to prevent the sale and assignment of any Undivided Interest, the issuance of the Certificate or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (C) seeking to adversely affect the federal income tax attributes of the Undivided Interests as debt.

                 Notwithstanding the description of any orders, judgments, decrees, injunctions, stipulations, consent orders, or of any pending or threatened actions, suits, arbitrations, proceedings or other litigation, set forth in Schedule 6.01(f), Seller acknowledges and agrees that neither Purchaser nor the Agent, by permitting the initial Purchase under this Agreement, is releasing, waiving or otherwise restricting or adversely modifying, or agreeing to release, waive, restrict or otherwise adversely modify, its right to assert that any subsequent development with respect to any matter described in
         Schedule 6.01(f) has the effect set forth in Section 6.01(f)(i) or any similar effect under any other term, condition or provision of this Agreement.

                 (g) Bulk Sales Act. No transaction contemplated by this Agreement or any of the other Transaction Documents requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

                 (h) Government Approvals. Except for the filing of the UCC financing statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Seller of any Transaction Document to which it is a party.

                 (i)      Financial Condition.

                          (i) The consolidated balance sheet of FTL and its consolidated subsidiaries as of September 30, 1996, and the related statement of earnings and cash flows of FTL and its consolidated subsidiaries for the nine (9) months ended September 30, 1996, copies of which will be furnished to the Agent, present fairly in all material respects the consolidated financial position of FTL and its consolidated subsidiaries as at such date and the consolidated results of the operations of FTL and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP; and

                   (ii) Since September 30, 1996 until the Initial Closing Date, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

                 (j) Margin Regulations. No use of any funds obtained by Seller under this Agreement will be used for buying, purchasing, or carrying any margin stock within the respective meanings of each of the quoted terms under Regulations G or U promulgated by the Federal Reserve Board from time to time or for any purpose which violates the provisions of the regulations of the Federal Reserve Board.

                 (k) Quality of Title. Each Receivable in which an Undivided Interest is to be sold to Purchaser (together with the Related Security for such Undivided Interest) shall be owned by Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by Purchaser or by the Agent) except as expressly provided otherwise herein or in the Purchase and Contribution Agreement. When Purchaser makes a Purchase it shall acquire and shall continue to maintain (at all times when the Aggregate Undivided Interest is not zero) a valid and perfected first priority undivided fractional interest to the extent of its Undivided Interest in each Receivable and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by Purchaser or by the Agent). No effective financing statement or other instrument similar in effect covering any Receivable, any interest therein, or the Related Security or Collections with respect thereto is on file in any recording office except for financing statements that may be filed (i) in favor of the Originators in accordance with the Contracts, (ii) in favor of Seller in accordance with the Purchase and Contribution Agreement, (iii) in favor of Purchaser or the Agent in accordance with this Agreement, (iv) in connection with any Adverse Claim arising solely as the result of any action taken by Purchaser (or any assignee thereof) or by the Agent or (v) in favor of the Collateral Agent or any successor in such capacity.

                 (l) Accuracy of Information. All written information heretofore or contemporaneously furnished by Seller to Purchaser or the Agent for purposes of, or in connection with, this Agreement and all other Transaction Documents or any transaction contemplated hereby or thereby, taken as a whole, is, and all other such factual, written information hereafter furnished (if prepared by Seller or, if not prepared by Seller, to the extent that information contained therein was supplied by Seller) by Seller to Purchaser or the Agent pursuant to, or in connection with, this Agreement and the other Transaction Documents, including, without limitation, each Periodic Report and financial statement, taken as a whole, does not contain any material misstatement of fact and is not incomplete by omitting to state a material fact necessary to make the statements contained therein not misleading on the date as of which such information is dated or certified.

                 (m) Offices. The principal places of business and chief executive offices of Seller are located at the address referred to in
         Section 14.02, and the offices where Seller keeps all its books, records and documents evidencing Receivables, the related Contracts and all purchase orders and other agreements related to such Receivables are located at the addresses specified in Schedule 6.01(m) (or at such other locations, notified to the Agent in accordance with Section 7.01(e), in jurisdictions where all action required by Section 8.05has been taken and completed).

                 (n) Lockbox Accounts. The names and addresses of all the Lockbox Banks, together with the account numbers of the lockbox accounts at such Lockbox Banks, are specified in Schedule 6.01(n) (or have been notified to the Agent in accordance with Section 7.03(d)).

                 (o) Capitalization. The authorized capital stock of Seller consists of 1,000 shares of common stock, no par value ("Seller Common Stock"), all of which shares are currently issued and outstanding. All of such outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by Union.

                 (p) Solvent. On the date hereof, the Seller is not Insolvent, nor will the Seller be rendered Insolvent by reason of (1) the incurrence of its obligations under the Transaction Documents, or
         (2) the consummation of any transactions contemplated hereby, and after giving effect to the transactions contemplated hereby (including before and after giving effect to all Purchases hereunder), the Seller will have adequate capacity to pay its then current liabilities, on a timely basis, as they become due.

                 (q)      Licenses, Contingent Liabilities, and Labor
         Controversies.

                          (i) Seller owns or is licensed to use all trademarks, tradenames, copyrights, technology, know-how, patents and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or be licensed to use would not be reasonably likely to have a Material Adverse Effect.

                          (ii) Except to the extent that such practices, circumstances, events or questions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) Seller is not engaged in any unfair labor practice and (2) no significant strike, labor dispute, slowdown or stoppage is pending against Seller, or, to the best knowledge of Seller, threatened against Seller.

                          (iii) Other than any liability incident to any litigation or proceedings described in Section 6.01(f), Seller has no contingent liabilities not provided for or disclosed in the financial statements referred to in Section 6.01(i) that, individually or in the aggregate, are material to Seller.

                 (r) Trade Names. Seller does not use any trade name other than its actual corporate name and the trade names set forth in
         Schedule 6.01(r). From and after the date that fell five (5) years before the date hereof, Seller has not been known by any legal name other than its corporate name as of the date hereof, nor has any such Person been the subject of any merger or other corporate reorganization, except as set forth in Schedule 6.01(r).

                 (s) Taxes. Seller has filed or caused to be filed all material tax returns and reports which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its properties or assets and all other taxes, fees and other charges imposed on its or any of their respective properties by any Governmental Authority other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves in conformity with GAAP have been provided on the books of Seller and no tax Lien has been filed or received. There is no proposed tax assessment against Seller which would reasonably be expected to have a Material Adverse Effect.

                 (t) Compliance with Applicable Laws. Seller is in compliance with all Requirements of Law, except to the extent that all failures to comply therewith would not be reasonably expected to have a Material Adverse Effect.

                 (u) Receivables Evidenced By Instruments. None of the Receivables is evidenced by any "instrument" (as defined in the applicable UCC).

                 (v) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment and each additional Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Reinvestment shall be an Eligible Receivable on such date.


         6.02 Representations and Warranties of Union. In order to induce Purchaser and the Agent to enter into this Agreement, Union as initial Servicer hereby represents and warrants to Purchaser and the Agent as follows:

                 (a) Organization and Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

                 (b) Due Qualification. It is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction where the ownership or leasing of property or the character of its operations makes such qualification necessary, except where the failure to so qualify or be so authorized would not reasonably be expected to have a Material Adverse Effect.

                 (c) Power and Authority; Due Authorization. It has (i) all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party in its capacity as Servicer and (ii) duly authorized by all necessary corporate action such execution, delivery and performance of this Agreement and such other Transaction Documents.

                 (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by Union in its capacity as Servicer when duly executed and delivered will constitute, a legal, valid and binding obligation of Union, in its capacity as Servicer, enforceable in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                 (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the articles or certificate of incorporation or by-laws of Union, (ii) violate any material Contractual Obligation applicable to Union, (iii) result in or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by Union, other than any Lien under the Transaction Documents, or (iv) violate any Requirement of Law applicable to Union.

                 (f)      No Proceedings.  Except as described in Schedule
         6.02(f),

                          (i)     there is no order, judgment, decree,
                 injunction, stipulation or consent order of, or with any Governmental Authority to which Union is subject, and there is no action, suit, arbitration, regulatory proceeding or other litigation, proceeding or governmental investigation pending or to the knowledge of Union threatened in writing, before or by any arbitrator or Governmental Authority, against Union, that is reasonably likely to have a Material Adverse Effect; and

                          (ii) there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or to the knowledge of Union threatened, before or by any arbitrator or Governmental Authority (A) asserting the invalidity of this Agreement or any other Transaction Document to which Union is a party as Servicer, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which Union is a party as Servicer, or (C) seeking any determination that could reasonably be expected to have a Material Adverse Effect.

                 (g) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Union of any Transaction Document to which it is a party in its capacity as Servicer.

                 (h)      Financial Condition.

                          (i) The consolidated balance sheet of FTL and its consolidated subsidiaries as of September 30, 1996, and the related statement of earnings and cash flows of FTL and its consolidated subsidiaries for the nine (9) months ended September 30, 1996, copies of which will be furnished to the Agent, present fairly the consolidated financial position of FTL and its consolidated subsidiaries as at such date and the consolidated results of the operations of Union and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP; and

                          (ii) Since September 30, 1996 until the Initial Closing Date, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

                 (i) Accuracy of Information. All written information heretofore or contemporaneously furnished by Union in its capacity as Servicer to Purchaser or the Agent for purposes of, or in connection with, this Agreement and all other Transaction Documents or any transaction contemplated hereby or thereby is, taken as a whole, and all other such factual, written information hereafter furnished (if prepared by Union in its capacity as Servicer or, if not prepared by Union in its capacity as Servicer, to the extent that information contained therein was supplied by Union in its capacity as Servicer) by Union in its capacity as Servicer to Purchaser or the Agent pursuant to, or in connection with, this Agreement and the other Transaction Documents, including, without limitation, each Periodic Report and financial statement, taken as a whole, does not contain any material misstatement of fact and is not incomplete by omitting to state a material fact necessary to make the statements contained therein not misleading on the date as of which such information is dated or certified.

                 (j) Offices. The principal places of business and chief executive offices of each of the Originators are located at the address referred to in Section 14.02, and the offices where each of the Originators keeps all of its respective books, records and documents evidencing Receivables, the related Contracts and all purchase orders and other agreements related to such Receivables are located at the addresses specified in Schedule 6.01(m) (or at such other locations, notified to the Agent in accordance with Section 7.01(e), in jurisdictions where all action required by Section 8.05 has been taken and completed).

                 (k) Lockbox Accounts. The names and addresses of all the Lockbox Banks, together with the account numbers of the lockbox accounts at such Lockbox Banks, are specified in Schedule 6.01(n) (or have been notified to the Agent in accordance with Section 7.03(d)).

                 (l) Taxes. Union has filed or caused to be filed all material tax returns and reports which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its properties or assets and all other taxes, fees and other charges imposed on its or any of their respective properties by any Governmental Authority other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves in conformity with GAAP have been provided on the books of Union and no tax Lien has been filed or received. There is no proposed tax assessment against Union which would reasonably be expected to have a Material Adverse Effect.

                 (m) Compliance with Applicable Laws. Union, in its capacity as Servicer, is in compliance with all Requirements of Law with respect to the Receivables and the related Contracts, except to the extent that all failures to comply therewith, would not be reasonably expected to have a Material Adverse Effect.


                                  ARTICLE VII.

                    GENERAL COVENANTS OF SELLER AND SERVICER

         7.01 Affirmative Covenants of Seller and Union. From the date hereof until the first day, following the Commitment Termination Date, on which (i) all Undivided Interests shall be reduced to zero, and (ii) all Obligations that have ever been outstanding hereunder shall have been finally and fully paid and performed, Seller and Union (in its capacity as Servicer) each hereby covenants and agrees with Purchaser and the Agent as to itself that, unless the Agent shall otherwise consent in writing, it shall:

                 (a) Compliance with Laws, Etc. Comply in all material respects with all Requirements of Law except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

                 (b) Preservation of Corporate Existence. Continue to engage in the business of the same type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to its businesses except as permitted otherwise hereunder and with all Contractual Obligations except to the extent that failure to comply therewith would not in the aggregate reasonably be expected to have a Material Adverse Effect.

                 (c) Audits. (i) At any time and from time to time during regular business hours, upon five Business Days' prior written notice from the Agent, permit the Agent (or such other Person who may be designated from time to time by Purchaser), or their respective agents or representatives, at Seller's expense, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Receivables and the Undivided Interests, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Receivables or its performance hereunder with any of its officers or employees having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time during regular business hours, upon two Business Days prior written notice from the Agent, permit certified public accountants or other auditors acceptable to the Agent to conduct, at Seller's or Union's expense as the case may be, a review of its books and records with respect to the Receivables; provided, however, that unless a Liquidation Event has occurred and is continuing, such review shall occur at the Seller's or Union's expense no more than once in any calendar year. The Agent, or its agents and representatives, may (and the Agent (or such other Person who may be designated from time to time by Purchaser) shall, upon the request of Purchaser) conduct a review of the type described hereinabove whenever Purchaser or the Agent, as the case may be, in its and their reasonable judgment, deem such review appropriate.

                 (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information which is reasonably necessary for the collection of all Receivables (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all Collections of, and adjustments to, each existing Receivable).

                 (e) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Receivables, all related Contracts and all purchase orders and other agreements related to such Receivables (and all original documents relating thereto), at its address(es) referred to in Section 6.01(m) in the case of Seller, or Section 6.02(j) in the case of Union, or, upon 30 days' prior written notice to the Agent, at such other locations in jurisdictions where all action required by
         Section 8.05 shall have been taken and completed.

                 (f) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in connection with each Receivable and each Contract related thereto.

                 (g)      Collections.

                          (i) Remit to the Lockbox Accounts within two Business Days all Collections received by it; and

                          (ii) cause all invoices that are part of any Contract to instruct all Obligors to cause all Collections of Receivables to be deposited directly to one or more lockboxes or Lockbox Accounts.

                 (h) Separate Corporate Existence. Seller hereby acknowledges that Purchaser and the Agent are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity separate from Servicer and Union. Therefore, from and after the date hereof, Seller shall take all reasonable steps to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Servicer, Union, and any Affiliate thereof, and is not a division of Servicer, Union or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 7.01(b), Seller shall take such actions as shall be required in order that:

                          (i) Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Receivables from Union, owning, holding, granting security interests, or selling interests, in Receivables, Contracts, Related Security and Collections purchased from Union, entering into agreements for the servicing of such Receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                          (ii) Not less than one member of Seller's Board of Directors (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of any of its Affiliates. The Certificate of Incorporation of Seller shall provide that Seller's Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for Seller, unless in each case the Independent Director shall approve the taking of such action in writing prior to the taking of such action. The Independent Director's fiduciary duty shall be to Seller (and its creditors) and not to Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event the Independent Director resigns or otherwise ceases to be a director of Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (ii) or any individual who has any other type of professional relationship with Union or any of its Affiliates or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

                          (iii) No Independent Director shall at any time serve as a trustee in bankruptcy for any Affiliate of Union;

                          (iv) Any employee, consultant or agent of Seller will be compensated from Seller's own bank accounts for services provided to Seller except as provided herein in respect of the Servicer's Fee. Seller will engage no agents other than an agent for service of process and a Servicer for the Receivables, which Servicer will be fully compensated for its services to Seller by payment of the Servicer's Fee;

                          (v) Seller will contract with Servicer to perform for Seller all operations required on a daily basis to service its Receivables. Seller will pay Servicer a monthly fee based on the level of Receivables being managed by Servicer. Seller will not incur any material indirect or overhead expenses for items shared between Seller, Union and any other Affiliate thereof that are not reflected in the Servicer's Fee. To the extent, if any, that Seller, Union and any other Affiliate thereof share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Union shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents and the Stand-by Purchase Agreement and any amendments thereto, including, without limitation, legal, commitment, agency and other fees;

                          (vi) Seller's operating expenses will not be paid by Union or any Affiliate thereof;

                          (vii) Seller will have its own separate stationery and telephone number;

                          (viii) Seller's books and records will be maintained separately from those of Union and any Affiliate thereof;

                          (ix) Any financial statements of Union which are consolidated to include Seller will contain detailed notes clearly stating that (A) all of Seller's assets are owned by Seller and (B) Seller is a separate corporate entity with creditors who have received ownership and security interests in Seller's assets;

                          (x) Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Union or any Affiliate thereof;

                          (xi) Seller will strictly observe corporate formalities in its dealings with Union and any Affiliate thereof, and funds or other assets of Seller will not be commingled with those of Union and any Affiliate thereof. Seller shall not maintain joint bank accounts or other depository accounts to which Union or any Affiliate thereof (other than Union in its capacity as Servicer) has independent access. None of Seller's funds will at any time be pooled with any funds of Union or any Affiliate thereof;

                          (xii) Seller shall pay to Union or the appropriate Affiliate of Union, as applicable, the marginal increase (or, in the absence of such increase, the market amount of its portion of) in the premium payable with respect to any insurance policy that covers Seller and Union or any Affiliate thereof, but Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to Union or any Affiliate thereof (other than Seller); and

                          (xiii)  Seller will maintain arm's length
                 relationships with Union and any Affiliate thereof. Any Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services. Seller will not be or will not hold itself out to be responsible for the debts of Union or any Affiliate thereof or the decisions or actions respecting the daily business and affairs of Union or any Affiliate thereof.

                 (i) Post Office Boxes. Within 10 Business Days after the date hereof, Union shall deliver to the Agent (i) duly executed (a) Lockbox Agreements with each of the Lockbox Banks listed on Schedule 6.01(n) in form and substance substantially similar to Exhibit 7.01(i)(a), (b) the Collection Account Agreement with the Collection Account Bank in form and substance substantially similar to Exhibit 7.01(i)(b), and (c) the Liquidation Account Agreement with the Liquidation Account Bank in form and substance substantially similar to Exhibit 7.01(i)(c) and (ii) a certificate from an authorized officer of Union to the effect that (a) the name of the renter of all post office boxes into which Collections may from time to time be mailed have been changed to the name of Seller (unless such post office boxes are in the name of the relevant Lockbox Banks) and (b) all relevant postmasters have been notified that Servicer and the Agent are authorized to collect mail delivered to such post office boxes
         (unless such post office boxes are in the name of the relevant
         Lockbox Banks).

         7.02 Reporting Requirements of Seller. From the date hereof until the first day following the Commitment Termination Date on which (i) the Aggregate Undivided Interest shall be reduced to zero, and (ii) all Obligations that have ever been outstanding hereunder shall have been finally and fully paid and performed, Seller will, unless Purchaser and the Agent shall otherwise consent in writing, furnish to the Agent:

                 (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of FTL, (i) copies of (A) the unaudited consolidated balance sheet of Seller, and (B) the unaudited condensed consolidated balance sheet of FTL and its consolidated subsidiaries, in each case as at the end of such quarter, together with unaudited condensed consolidated statement of earnings and cash flows for the portion of the fiscal year through such quarter, certified by the chief financial officer, treasurer or chief accounting officer of FTL (such officer being herein called the "Financial Officer"), (ii) a letter from the Financial Officer certifying to the best knowledge of the Financial Officer, that neither a Liquidation Event nor an Unmatured Liquidation Event has occurred and is continuing;

                 (b) Annual Financial Statements. As soon as available and in any event within 150 days after the end of each fiscal year of each of FTL and Seller, a copy of (A) the consolidated balance sheet of FTL and its consolidated subsidiaries, together with the related statement of earnings and cash flows for such fiscal year prepared in accordance with GAAP and audited by independent certified public accountants of nationally recognized standing and (B) Seller's audited consolidated balance sheet as at the end of such fiscal year, together with a special purpose report prepared by independent certified public accountants of nationally recognized standing prepared in accordance with GAAP;

                 (c) Reports to Holders and Exchanges. In addition to the reports required by subsections (a) and (b) next above, promptly upon the Agent's request, copies of any reports specified therein which Union sends, generally, to any security holders, and any reports or registration statements that Union or Seller files with the Securities and Exchange

         Commission or any national securities exchange other than registration statements relating to employee benefit plans;

                 (d) ERISA. Promptly after receiving notice of any Reportable Event (as defined in Title IV of ERISA) with respect to Union or any Affiliate thereof, a copy of such notice;

                 (e) Liquidation Events. As soon as possible after the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of the Financial Officer describing such event and the action that Servicer and Seller propose to take with respect thereto, in each case in reasonable detail;

                 (f) Proceedings. As soon as reasonably practicable written notice of (i) any litigation, investigation or proceeding of the type described in Section 6.01(f) not previously disclosed to Purchaser and the Agent and (ii) any material adverse development that has occurred with respect to any such previously disclosed litigation, proceedings and investigations; and

                 (g) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of Seller or Union as the Agent may from time to time reasonably request in order to protect the interests of Purchaser or the Agent under or as contemplated by this Agreement.

         7.03 Negative Covenants of Seller. From the date hereof until the first day, following the Commitment Termination Date, on which (i) all Undivided Interests shall be reduced to zero and (ii) all Obligations that have ever been outstanding hereunder shall have been finally and fully paid and performed, Seller shall perform its Obligations under this Section 7.03 unless the Agent shall otherwise consent in writing.

                 (a) Sales, Liens, Etc. Except as otherwise provided herein or in the Purchase and Contribution Agreement, Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claims upon or with respect to, any Receivable, any Related Security, any of the other assets, accounts or interests described in Section 9.01, or any related Contract, or any interest in any of the foregoing (including any right to receive income from or in respect of any thereof).

                 (b) Extension or Amendment of Receivables. Except in accordance with the Credit and Collection Policy, Seller shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

                 (c) Change in Business or Credit and Collection Policy. Seller shall not make any change in the character of its business or materially alter its Credit and Collection Policy, which change would, in either case, materially impair the collectibility of a material portion of the Receivables.

                 (d) Addition of Lockbox Bank or Change in Payment Instructions to Obligors; Change in Account Banks. Seller shall not add or terminate any bank as a Lockbox Bank from those listed in
         Schedule 6.01(n) or make any change in its instructions to Obligors regarding Collections, unless (i) the Agent shall have received notice of such addition, termination or change and duly executed counterparts of a Lockbox Agreement with each new Lockbox Bank and copies of such instructions (which shall be in form and substance acceptable to the Agent) and (ii) the Agent previously shall have consented in writing to such addition, termination or change (which consent, in the case of any such addition or termination, shall not be unreasonably withheld or delayed by Agent). Seller shall not add or terminate any bank as an Account Bank from those listed in Schedule 7.03(d) or make any change in its instructions regarding payments to be made by any Account Bank, unless (A) the Agent shall have received duly executed counterparts of an Account Agreement with each new Account Bank and copies of such instructions (which shall be in form and substance acceptable to the Agent) and (B) Purchaser previously shall have consented in writing to such addition, termination or change (which consent, in the case of any such addition or termination, shall not be unreasonably withheld or delayed by Purchaser).

                 (e)      [Reserved.]

                 (f)      Restricted Payments.

                          (i) General Restriction. Except in accordance with this Section 7.03(f), Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from Union or any Affiliate thereof. Actions of the type described in this clause (i) are herein collectively called "Restricted Payments".

                          (ii) Types of Permitted Payments. Subject to the limitations set forth in clause (iii) below, Seller may make Restricted Payments so long as such Restricted Payments are made only to an Originator and only in one or more of the following ways:

                                  (A) Seller may make cash payments (including prepayments) on any FTL Note in accordance with its terms; and

                                  (B) if no amounts are then outstanding under any FTL Note, Seller may declare and pay Dividends.

                          (iii) Specific Restrictions. Seller may make Restricted Payments only out of funds in the Collection Account or the Lockbox Accounts that do not represent the Purchaser's Share of any Collections (or deemed Collections) (prior to any Reinvestment thereof). Furthermore, Seller shall not pay, make or declare

                                  (A)  any Dividend if, after giving effect
                          thereto, Seller's Tangible Net Worth would be less than Twenty Million Dollars ($20,000,000);

                                  (B)  any Restricted Payment (including any
                          Dividend) if, after giving effect thereto a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing.

Notwithstanding the foregoing, the restrictions set forth in this Section 7.03(f) shall not be in effect until following the redemption of all Fruit of the Loom, Inc. Senior 7.875% Notes due October 15, 1999.

                 (g) Amendments to Certain Documents. Seller shall not amend, supplement, amend and restate, or otherwise modify the Purchase and Contribution Agreement, any FTL Note, any Account Agreement, any Lockbox Agreement, any agreement between a Lockbox Bank and Seller and/or Union which is referred to in any Lockbox Agreement, or Seller's certificate of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the advance written consent of the Agent.

                 (h) Deposits to Special Accounts. Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited to any Lockbox Account or the Collection Account cash or cash proceeds other than Collections of Receivables.

                 (i) Incurrence of Indebtedness. Seller shall not (i) create, incur or permit to exist, any Indebtedness or liability or
         (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except Indebtedness incurred pursuant to the FTL Notes and liabilities incurred pursuant to or in connection with the Transaction Documents.


                                 ARTICLE VIII.

                         ADMINISTRATION AND COLLECTION

         8.01  Designation of Servicer.

         (a) Union as Initial Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this
Section 8.01. Until the Agent gives notice to Union of the designation of a new Servicer (the "Successor Notice"), which notice may be given at any time after the occurrence and during the continuance of a Liquidation Event, Union is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

         (b) Successor Notice. Upon Union's receipt of a Successor Notice, Union agrees that it will terminate its activities as Servicer hereunder in a manner that the Agent indicates will facilitate the transition of the performance of such activities to the new Servicer. The Agent, or such other Person as the Agent shall designate, shall assume each and all of the obligations of Union to service, administer and collect such Receivables, on the terms and subject to the conditions herein set forth, and Union shall use its best efforts to assist the Agent (or its designee) in assuming such obligations. Any successor Servicer shall agree for the benefit of Seller to make distributions in accordance with Article III hereof and otherwise to be bound hereby.

         (c) Servicer's Fee. Seller hereby agrees to pay to Servicer a fee (the "Servicer's Fee") for each calendar month (or portion thereof in which such Person was acting as Servicer) from and including the date hereof to but excluding the date on which all amounts payable under or in connection with this Agreement and the Purchase and Contribution Agreement have been finally paid in full (and this Agreement and the Purchase and Contribution Agreement shall have terminated), in an amount calculated as follows:

                 (i) at any time when Union is Servicer, an amount equal to one-twelfth of 0.50% of the Unpaid Balance of the Receivables as measured on the latest Month End Date referred to in the most recent Periodic Report (or, for the period from and including the initial closing date of the transactions contemplated hereby to (but excluding) the date on which the first Periodic Report is delivered hereunder, one-twelfth of 0.50% of the Unpaid Balance of the Receivables as measured at Servicer's close of business on such closing date); or

                 (ii) on and after Servicer's reasonable request made at any time when Union is not Servicer, the greater of (A) an amount calculated pursuant to the foregoing clause (i) or (B) an alternative amount specified by Servicer not exceeding 110% of the aggregate documented reasonable costs and expenses incurred by Servicer during such calendar month in connection with performing its obligations under this Agreement and the other Transaction Documents; provided, however, that in no event shall any Servicer's Fee calculated pursuant to this clause (ii)(B) for any calendar month exceed an amount equal to one-twelfth of 1.0% of the Unpaid Balance of the Receivables as measured on the latest Month End Date referred to in the most recent Periodic Report.

Such Servicer's Fee shall be paid out of Seller's share of the Collections of Receivables, except to the extent Servicer's Fee is expressly provided to be paid out of Purchaser's Share of such Collections pursuant to Article III hereof. Accrued Servicer's Fee shall be payable at the times and in the amounts specified in Article III hereof. In addition, on the fifteenth day of each calendar month (or, if such day is not a Business Day, on the next following Business Day), Seller and Servicer shall determine whether there was an aggregate underpayment (in which case Seller shall make an appropriate additional payment to Servicer on such date) or overpayment (in which case Servicer shall make, out of Seller's share of such Collections, an appropriate rebate to Seller on such date) of Servicer's Fee during the preceding calendar month.

         (d) Subservicers. Purchaser and the Agent hereby consent to the appointment by Servicer of any agent or subservicer selected by Servicer in good faith to perform all or any portion





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
of the Servicer's obligations hereunder; provided that Servicer shall remain liable for the performance of all duties and obligations of Servicer pursuant to the terms of this Agreement and the other Transaction Documents.

         8.02  Duties of Servicer and Seller.

         (a) Appointment; Duties in General. Each of Seller, Purchaser and the Agent hereby appoints Servicer, from time to time designated pursuant to
Section 8.01, as its agent to enforce their respective rights and interests in and under the Receivables, the Contracts and the Related Security. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable (or shall cause each subservicer to take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable with respect to which it has been appointed as subservicer) from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

         (b) Allocation of Collections. Servicer shall set aside for the account of Seller and Purchaser their respective allocable shares of the Collections in accordance with Article III.

         (c) Modification of Receivables. Servicer may adjust, and may permit each subservicer to adjust, in accordance with the Credit and Collection Policy, the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.04(a). Servicer shall write off Receivables from time to time in accordance with the Credit and Collection Policy.

         (d) Documents and Records. Servicer shall hold in trust for Seller and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks, and Contracts) that evidence or relate to the Receivables.
Upon request by the Agent, the Servicer shall deliver quarterly to the Agent on computer its most recent domestic trial balances.

         (e) Certain Duties to Seller. Servicer shall, as soon as practicable following receipt, turn over to Seller that portion of Collections of Receivables representing its undivided interest therein, less, in the event Union is no longer Servicer, all reasonable and appropriate out-of-pocket costs and expenses of Servicer of servicing, collecting and administering the Receivables to the extent not covered by the Servicer's Fee received by it.
The Servicer shall provide to the Seller a written statement setting forth the out-of-pocket costs and expenses described in the preceding sentence.

         (f) Authorization to Act as Seller's Agent. Seller hereby appoints Servicer (but only for so long as Union is Servicer, in the case of clauses (i), (ii) and (iv) below) as its agent for the following purposes: (i) selecting the amount of each requested Purchase, (ii) specifying accounts to which payments are to be made to Seller, (iii) making transfers among, deposits to and withdrawals from the Bank Accounts, the Lockbox Accounts and other deposit accounts of Seller for the purposes described in the Transaction Documents and (iv) arranging payment by Seller of all fees, expenses, other Obligations and other amounts payable under the Transaction Documents. Seller irrevocably agrees that (A) it shall be bound by all actions taken by Servicer pursuant to the preceding sentence, and (B) that Purchaser, the Agent, the Collection Account Bank, the Lockbox Banks, the Liquidation Account Bank and the banks holding all other deposit accounts of Seller are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Servicer on behalf of Seller.

         (g) Termination. The authorization of Servicer under this Agreement shall terminate upon receipt by the Agent, after the Commitment Termination Date, of an amount equal to (i) the Aggregate Investment plus (ii) accrued Earned Return for each Undivided Interest, plus (iii) all other amounts owed to Purchaser and the Agent and (unless otherwise agreed to by Servicer and the Agent) to Servicer under this Agreement.

         (h) Agreement Not to Resign. Union acknowledges that Purchaser and the Agent have relied on Union's agreement to act as Servicer hereunder in their respective decisions to execute and deliver the Transaction Documents. In recognition of the foregoing, Union agrees not to resign as Servicer voluntarily unless Union is not permitted by law to serve in such capacity, as evidenced by an opinion of counsel to such effect, which opinion shall be satisfactory in form and substance to the Agent.

         8.03  Rights of the Agent.

         (a) Notice to Obligors. At any time after the occurrence of and during the continuation of a Liquidation Event, the Agent may notify the Obligors of Receivables, or any of them, of the Purchaser's ownership of Undivided Interests.

         (b) Notice to Lockbox Banks and Account Banks. At any time following the occurrence of and during the continuation of a Liquidation Event, the Agent is hereby authorized (upon Purchaser's direction) to give notice to the Lockbox Banks, as provided in the Lockbox Agreements, of the transfer to the Agent (for the benefit of Purchaser) of dominion and control over the Lockbox Accounts to which the Obligors of Receivables make payments. Seller hereby transfers to the Agent (for the benefit of Purchaser), effective when the Agent shall give notice to the Lockbox Banks as provided in the Lockbox Agreements, the exclusive dominion and control over such Lockbox Accounts, and shall take any further action that the Agent may reasonably request to effect such transfer. The Agent is hereby authorized to give notice to the Account Banks, as provided in the Account Agreements, of the transfer of dominion and control over the Bank Accounts to the Agent (for the benefit of Purchaser). Seller hereby transfers to the Agent (for the benefit of Purchaser), effective when the Agent shall give notice to the Account Banks as provided in the Account Agreements, the exclusive dominion and control over such Bank Accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.

         (c) Rights on Servicer Transfer. At any time following the designation of a Servicer other than Union pursuant to Section 8.01:

                 (i) The Agent may direct any Obligors of Receivables to pay all amounts payable under any Receivable directly to the Agent or its designee.

                 (ii) The Agent may direct Union to make payment of all amounts payable to Seller under any Transaction Document to which Union is a party directly to the Agent or its designee.

                 (iii) Seller shall, at the Agent's request and at Seller's expense, give notice of Purchaser's ownership of Undivided Interests to each Obligor and direct that payments be made directly to the Agent or its designee.

                 (iv) Seller and Union shall, at the Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks, and Contracts) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee and

         (C) permit any successor Servicer and its agents, employees and assignees access to its respective facilities and its books, records, documents and instruments (including, without limitation, computer programs, tapes and disks, and Contracts) related to Receivables.

                 (v) Each of Seller, Union and Purchaser hereby authorizes he Agent to take any and all steps in Seller's name and on behalf of Seller, Union or Purchaser which are necessary, in the reasonable determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, indorsing Seller's or Union's name on checks and other instruments representing Collections and enforcing such Receivables, the related Contracts, and the Related Security therefor.

                 (vi) Seller hereby irrevocably appoints the Agent to act as Seller's attorney-in-fact, with full authority in the place and stead of Seller and in the name of Seller or otherwise, to take any action and to execute any instrument that the Agent, in its reasonable determination, may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

                          (A) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Receivable;

                          (B) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper related to the Receivables or the Related Security, or constituting Collections;

                          (C) to file any claims or take any action or institute any proceedings which Purchaser, in its reasonable determination, may deem necessary for the collection of any of the Receivables or otherwise to enforce the rights of the Agent and Purchaser with respect to any of the Receivables; and

                          (D) to perform the affirmative obligations of Seller under any Transaction Document.

Seller hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 8.03(c) is irrevocable and coupled with an interest.

         8.04 Responsibilities of Seller. Anything herein to the contrary notwithstanding:

                 (a) Seller shall perform and comply with all of its obligations (i) pursuant to the provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables and under all purchase orders and other agreements and
         (ii) under the Purchase and Contribution Agreement; and the Agent's exercise of its rights hereunder shall not relieve Seller from any such obligations.

                 (b) Neither Purchaser nor the Agent shall have any obligation or liability with respect to any Receivables, related Contracts or any other related purchase orders or other agreements, nor shall any of them be obligated to perform any of the obligations thereunder.

                 (c) Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Purchaser or the Agent (whether or not from Seller) in connection with any Receivable.

         8.05 Certain Responsibilities of Union. If at any time Union shall not be Servicer, Union shall deliver all Collections received by it to the Agent promptly upon receipt thereof and the Agent shall distribute such Collections to the same extent as if such Collections had actually been received from the related Obligor on the applicable dates. So long as Union shall hold any Collections required to be paid to the Agent, it shall hold such Collections in trust (and, if the Agent shall so request, separate and apart from its own funds) and shall clearly mark its records to reflect such trust. Union hereby grants to the Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest and exercisable at any time following the occurrence and continuance of any Liquidation Event, to take in the name of Union all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Union or transmitted and received by Purchaser or the Agent (whether or not from Union) in connection with any Receivable.

         8.06  Further Action Evidencing Purchases.

         (a) Each of Seller and Servicer agrees that from time to time at Seller's expense, it will promptly execute and deliver (or, cause the relevant subservicer to execute and deliver) all further instruments and documents, and take all further action, that the Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Undivided Interests, or to enable Purchaser or the Agent to exercise or enforce any of their respective rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the Agent's reasonable request, Seller (or, in the case of clause (ii) below, Servicer) will:

                 (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

                 (ii) mark its master data processing records that evidence or list (A) Receivables and (B) related Contracts with the legend described in Section 5.01(n).

         (b) Seller and Servicer shall file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables or the Related Security now existing or hereafter arising in the name of Seller or Servicer. If Seller or Servicer fails to perform any of its agreements or obligations under any Transaction Document and does not remedy such failure within the applicable cure period, if any, in the applicable Transaction Document, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by Seller as provided in Section 13.01.

         8.07 Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to an Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless the Agent instructs otherwise, be applied as a Collection of any Pool Receivable or Pool Receivables of such Obligor to the extent of any amounts then due and payable thereunder before such payment is applied to any other indebtedness of such Obligor.


                                  ARTICLE IX.

                               SECURITY INTEREST

         9.01 Grant of Security Interest. To secure the prompt payment and performance of all Obligations of Seller arising in connection with this Agreement, the Certificate and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, all Earned Return, payments on account of Collections received or deemed to be received and fees, Seller hereby assigns and grants to Purchaser a first priority security interest in all of Seller's right, title and interest in, to and under all of the following, whether now or hereafter existing: (a) all Receivables, all Related Security and all Collections related thereto, (b) all of Seller's rights, remedies, powers and privileges under, or in respect of, the Purchase and Contribution Agreement, (c) all Lockbox Accounts, the Bank Accounts, all funds on deposit in each of the foregoing accounts and all certificates and instruments, if any, from time to time evidencing such accounts and funds on deposit therein, all investments made with such funds, all claims thereunder or in connection therewith, and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and (d) all proceeds and amounts received or receivable by Seller under any or all of the foregoing. This Agreement shall constitute a security agreement under applicable law with regard to the security interest granted pursuant to this Section 9.01.

         9.02 Further Assurances. The provisions of Section 8.06 shall apply to the security interest granted under Section 9.01 as well as to the Purchases and all Undivided Interests hereunder.

         9.03 Remedies. Upon the occurrence of and during the continuance of a Liquidation Event, Purchaser shall have, with respect to the collateral granted pursuant to Section 9.01, and in addition to all other rights and remedies available to Purchaser or the Agent under this Agreement or other applicable law, (a) the right to apply Collections to payment of the obligations referred to in Section 9.01 and (b) all the rights and remedies of a secured party upon default under the UCC.


                                   ARTICLE X.

                               LIQUIDATION EVENTS

         10.01 Liquidation Events. The following events shall be "Liquidation Events" hereunder:

                 (a) (i) Servicer or Seller shall fail to make when due any payment or deposit of any Earned Return, Investment, Program Fee, Commitment Fee, Servicer's Fee (if Union is not Servicer) or other amount required to be paid by it hereunder or to be deposited by it hereunder in the Agent's Account, including the amount of any deemed Collection or

         (ii) Servicer or Seller shall fail to make when due any other payment or deposit to be made by it hereunder; or

                 (b) Servicer (if Union) shall (i) fail to deliver any Periodic Report on the date when such Periodic Report is due or shall fail to deliver any other report that it is required to deliver hereunder and such failure shall continue to be unremedied for a period of five days after such Periodic Report was due, or (ii) fail to perform or observe in any material respect any term, covenant or agreement hereunder on its part to be performed or observed (other than as referred to in clause (a) or (b)(i) above) and such failure shall remain unremedied for a period of 30 days after written notice thereof shall have been given to the Servicer by the Agent; or

                 (c) Any representation or warranty made or deemed to be made by Servicer, Union or Seller under or in connection with any Transaction Document (including any Periodic Report or other information or report delivered pursuant hereto) shall prove to have been false or incorrect in any material respect when made or deemed made; or

                 (d) Seller or Union shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof from the Agent; or

                 (e) (i) A default shall have occurred in the payment when due (after giving effect to any applicable grace period and the giving of any required notice), whether by acceleration or otherwise, of (A) any Indebtedness (other than any Obligation constituting Indebtedness) of, (B) any reimbursement obligation in respect of any letter of credit issued for the account of, or (C) any payment obligation in respect of any Guaranty issued by Union, which Indebtedness, reimbursement obligation or payment obligation is in a principal amount, individually at any time in excess of ten million dollars ($10,000,000), or (ii) a default shall occur in the performance or observance of any material obligation or condition with respect to such Indebtedness, any such letter of credit or any such Guaranty if the effect of such default described in this clause (ii) is (A) to accelerate the maturity of any such Indebtedness or any obligation which is supported by any such Guaranty or (B) to require the advance payment or cash collateralization of any such letter of credit reimbursement obligation; or

                 (f) An Event of Bankruptcy shall have occurred and remain continuing with respect to Seller, Union or FTL;

                 (g) Either (i) the Aggregate Undivided Interest Amount shall at any time exceed the sum of (x) the Net Pool Balance and (y) the Net Liquidation Account Balance, and such condition shall continue for five Business Days or (ii) the Aggregate Investment shall at any time exceed the Facility Limit, and such condition shall continue for five Business Days; or

                 (h) The arithmetic mean of the Delinquency Ratio for the prior three consecutive Fiscal Months shall exceed 8.0%; or

                 (i) The arithmetic mean of the Default Ratio for the prior three consecutive Fiscal Months shall exceed 5.0%; or

                 (j) The arithmetic mean of the Dilution Ratios for the prior three consecutive Fiscal Months shall exceed 10%; or

                 (k) (i) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Union or (ii) the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to
         Section 4068 of ERISA with regard to any of the assets of Seller or Union, and in each case, such lien shall not have been released within 15 Business Days; or

                 (l) Seller shall have failed to comply with Section 7.03(f)(i), (ii) or (iii) and such failure shall remain unremedied for three Business Days; or

                 (m) The Purchase and Sale Termination Date shall have occurred at the option of the Company or all of the Originators, or the Facility shall have terminated; or

                 (n)      A Change in Control shall have occurred; or

                 (o) (i) Any Transaction Document, or any security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Seller, Servicer or an Originator, or (ii) Seller, Servicer or an Originator shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (iii) any security interest securing any Obligation shall not attach or shall, in whole or in part, cease to be a perfected first priority security interest, subject only to those exceptions expressly permitted herein; or

                 (p) The cessation of, or failure to create, a valid first priority ownership interest of Purchaser, to the extent of the Aggregate Undivided Interest in the Receivables Pool, Related Security, Collections and other security contemplated hereby; or

                 (q) The long-term debt rating of FTL shall be withdrawn by either S&P or Moody's or shall be lowered by either S&P or Moody's to a rating below BB or Ba2 respectively; or

                 (r) Seller's Tangible Net Worth shall decrease to less than $20,000,000; or

                 (s) Seller shall have completed or attempted to complete any Merger.

         10.02  Remedies.

         (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (f) of Section 10.01), the Agent shall, at the request (or may with the consent) of Purchaser, by notice to Seller, declare the Commitment Termination Date to have occurred.

         (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (f) of Section 10.01, the Commitment Termination Date shall be deemed to have occurred automatically upon the occurrence of such event; provided, however, that with respect to any proceeding instituted against Seller pursuant to 11 U.S.C. Section 303 (an "Involuntary Federal Proceeding"), the settlement procedures described in Section 3.03 shall become applicable upon the commencement of such Involuntary Federal Proceeding or event and no further Purchases or Reinvestments of Collections shall be made; and provided, further, that if such Involuntary Federal Proceeding is dismissed within 60 days after its commencement, and if no other Liquidation Event has occurred, then following such dismissal, the Commitment shall be reinstated as if the Commitment Termination Date had not occurred upon the commencement of such Involuntary Federal Proceeding.

         (c) Additional Remedies. Upon any termination of the Commitment pursuant to this Section 10.02, Purchaser and the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article XIII hereof, the occurrence of a Liquidation Event shall not deny to Purchaser or the Agent any remedy in addition to termination of the Commitment to which any such Person may be otherwise appropriately entitled, whether at law or in equity.


                                  ARTICLE XI.

                                   THE AGENT

         11.01 Authorization and Action. Purchaser hereby appoints SG as its Agent under and for purposes of each Transaction Document, and authorizes the Agent to act on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

         11.02 Exculpation. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it in good faith under or in connection with this Agreement (including, without limitation, the servicing, administering or collecting Receivables pursuant to Section 8.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including internal counsel and counsel for Seller and Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Purchaser or any other holder of any interest in Receivables and shall not be responsible to Purchaser or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller or Servicer or to inspect the property (including the books and records) of Seller or Servicer; (d) shall not be responsible to Purchaser or any other holder of any interest in Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of any Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

         11.03 Agent and Affiliates. SG and any of its Affiliates may accept deposits, lend money to and generally engage in any kind of business with Seller, an Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, an Originator or any Obligor or any of their respective Affiliates, all as if SG were not the Agent and without any duty to account therefor to Purchaser or any other holder of an interest in Receivables.


                                  ARTICLE XII.

                       ASSIGNMENT OF PURCHASER'S INTEREST

         12.01  Restrictions on Assignments.

         (a) None of Union, Seller or Purchaser may assign its rights hereunder or any interest herein without the prior written consent of the Agent, and Purchaser may not assign any Undivided Interest (or portion thereof) to any Person without the prior written consent of Seller; provided, however, that Purchaser may assign and grant a security interest in any interest in, to and under any Undivided Interest, this Agreement and any other Transaction Documents to the Collateral Agent, and any successor in such capacity, to secure Barton's obligations under or in connection with the Commercial Paper Notes, the Stand-by Purchase Agreement, the Enhancement Agreement and any letter of credit issued thereunder, and certain other obligations of Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest shall not be considered an "assignment" for purposes of Section 12.01(b) or Section 12.03 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

         (b) Seller agrees to advise the Agent within five Business Days after notice to Seller of any proposed assignment by Purchaser of any Undivided Interest (or portion thereof), not otherwise permitted under subsection (a) of this Section 12.01, of Seller's consent or non-consent to such assignment. If Seller does not consent to such assignment, Purchaser may upon five days' notice to Seller assign such Undivided Interest (or portion thereof) to SG, any Bank or any Affiliate of SG or any Bank. All of the aforementioned assignments shall be upon such terms and conditions as Purchaser and the assignee may mutually agree.

         12.02 Rights of Assignee. Upon the assignment by Purchaser of any Undivided Interest (or portion thereof) in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of Purchaser hereunder with respect to such Undivided Interest (or such portion thereof).

         12.03 Evidence of Assignment; Endorsement on Certificate. Any assignment of any Undivided Interest (or portion thereof) to any Person may be evidenced by an instrument of assignment in the form of Exhibit 12.04 or by such other instrument(s) or document(s) as may be satisfactory to Purchaser, the Agent and the assignee. Purchaser authorizes the Agent to, and the Agent agrees that it shall, endorse the Certificate to reflect any assignments made pursuant to this Article XII or otherwise.

         12.04 Rights of the Banks and Collateral Agent. Seller hereby agrees that, upon notice to Seller, the Collateral Agent may exercise all the rights of the Agent hereunder, with respect to all Undivided Interests (or portions thereof), and Collections with respect thereto, which are owned by Purchaser, and all other rights and interests of Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice Collateral Agent may request Servicer to segregate Purchaser's and the Banks' allocable shares of Collections from Seller's allocable share, and from each other's allocable share, may give a Successor Notice pursuant to Section 8.01(a), may give or require the Agent to give notice to the Lockbox Banks and Account Banks in accordance with Section 8.03(b), and may direct the Obligors of Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Agent might have done.


                                 ARTICLE XIII.

                                INDEMNIFICATION

         13.01  Indemnity by Seller.

         (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, Seller hereby agrees to indemnify each of Purchaser, the Agent, the Banks, Enhancement Bank, SG, and each of their respective Affiliates, successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby or the use of proceeds therefrom, including (without limitation) in respect of the ownership or funding of any Undivided Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, or (b) non-payment by any Obligor of an amount due and payable with respect to a Receivable due to the credit of such Obligor (except as otherwise specifically provided in this Agreement). Without limiting the foregoing, Seller agrees to indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                 (i) the transfer by Seller of any interest in any Receivable other than an Undivided Interest to Purchaser pursuant to this Agreement and the grant of a security interest to Purchaser pursuant to Section 9.01;

                 (ii) the breach of any representation or warranty made by Seller (or any of its officers) under or in connection with this Agreement or any other Transaction Document, any Periodic Report or any other information or report delivered by Seller or Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                 (iii) the failure by Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                 (iv) the failure to vest and maintain vested in Purchaser an undivided fractional ownership interest, to the extent of each Undivided Interest owned by it hereunder, in the Pool Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of Purchaser or the Agent, any assignee from Purchaser or the Agent, whether existing at the time of any Purchase or Reinvestment of such Undivided Interest or at any time thereafter;

                 (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                 (vi) to the extent not otherwise reimbursed as a deemed collection pursuant to Section 3.04(a), any dispute, claim, offset or defense (other than discharge in bankruptcy) of the applicable Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                 (vii) any claim involving products liability or environmental liability that arises out of or relates to merchandise or services that are the subject of any Receivable; or

                 (viii) any tax or governmental fee or charge, and all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Undivided Interest, or any other interest in the Receivables or in any goods which secure any such Receivables.

         (b) Indemnity by Union. Without limiting any other rights which any such person may have hereunder under applicable law, Union hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to:

                 (i) any representation or warranty made by Union under or in connection with any Transaction Document in its capacity as Servicer or any information or report delivered by or on behalf of Union in its capacity as Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

                 (ii) the failure by Union, in its capacity as Servicer, to comply with any applicable law, rule or regulation (including truth in lending, fair credit billing, usury, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) with respect to any Pool Receivable or other related Contract; or

                 (iii) any failure of Union to perform its duties, covenants and obligations in accordance with the applicable provisions of this Agreement.

         (c) Contribution. If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or Union or both, as applicable, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and Seller or Union or both, as applicable, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         (d) Promptly after the receipt by an Indemnified Party or Parties of a notice of the commencement of any action, suit, proceeding, investigation or claim against such Indemnified Party or Parties as to which it proposes to demand indemnification from the Seller or Union (either or both such parties, as applicable, the "Indemnifying Party" or "Parties") pursuant to this Section 13.01, such Indemnified Party or Parties shall notify the Indemnifying Party or Parties in writing of the commencement thereof; but the failure so to notify the Indemnifying Party or Parties will not relieve such Indemnifying Party or Parties from any liability which such Indemnifying Party or Parties may have to such Indemnified Party or Parties pursuant to this Section 13.01 unless to the extent that such failure results in the forfeiture by any such Indemnifying Party or Parties of substantive rights and defenses. After such notice, if (i) an Indemnifying Party or Parties shall acknowledge in writing to such Indemnified Party or Parties that such Indemnifying Party or Parties shall be obligated to indemnify such Indemnified Party or Parties under this Section
13.01 with respect to such action, suit, proceeding, investigation or claim,
(ii) the defendants in, or targets of, any such action, suit, proceeding, investigation or claim include both the Indemnifying Party or Parties and any such Indemnified Party or Parties, and (iii) no Liquidation Event of Unmatured Liquidation Event shall have occurred and be continuing, the Indemnifying Party or Parties, to the extent that it or they shall wish, jointly with such Indemnified Party or Parties, shall be entitled to participate therein in defense of such action, suit, proceeding or investigation, and the Indemnifying Party or Parties and such Indemnified Party or Parties shall cooperate in the defense thereof and shall retain counsel reasonably satisfactory to the Indemnifying Party or Parties and such Indemnified Party or Parties to undertake the joint defense of such Indemnifying Party or Parties and such Indemnified Party or Parties at such Indemnifying Party's or Parties' cost, risk and expense. If (i) in the reasonable opinion of such Indemnified Party or Parties, the engagement of such counsel would present a conflict of interest that would prevent such counsel from effectively undertaking such joint defense, (ii) such Indemnified Party or Parties reasonably conclude that there may be legal defenses available to it or them that are different from or in addition to those available to such Indemnifying Party or Parties, (iii) such Indemnifying Party or Parties fail to employ counsel reasonably satisfactory to such Indemnified Party or Parties in a timely manner, or (iv) if a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, then such Indemnified Party or Parties may employ separate counsel to represent or defend it or them in any such action, suit, proceeding or investigation and such Indemnifying Party or Parties shall pay all fees, expenses and disbursements of such counsel; provided, however, that in no event shall such Indemnifying Party or Parties be liable for the fees, expenses and disbursements of more than one counsel representing all Indemnified Parties that are parties to the same action, suit, proceeding, investigation or claim.

         (e) No Indemnifying Party shall (i) without the prior written consent of the relevant Indemnified Party or Parties (which consent shall not be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending action, suit, proceeding, investigation or claim in respect to which indemnification or contribution may be sought hereunder (whether or not the relevant Indemnified Party or Parties are actual or potential parties to such claim) unless such settlement, compromise or consent includes an unconditional release of each relevant Indemnified Party from all liability arising out of such action, suit, proceeding, investigation or claim or (ii) be liable for any settlement of any such action affected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment of the plaintiff in any action, the Indemnifying Parties agree to indemnify and hold harmless any Indemnified Party from and against any indemnified amounts relating thereto.

         In the event of any dispute between any Indemnified Party or Parties, on the one hand, and any Indemnifying Party, on the other hand, as to whether such Indemnifying Party is acting reasonably in objecting to any proposed settlement, compromise or consent, such dispute shall be resolved through binding arbitration in Chicago, Illinois in accordance with the commercial arbitration rules of the American Arbitration Association. There shall be a single arbitrator to be selected by mutual agreement of such Indemnified Party or Parties and such Indemnifying Party or Parties (or if such parties cannot agree on an arbitrator, by an arbitrator selected by a federal or state court located in the City of Chicago). Any such arbitration must be commenced not later than 30 days after the date such dispute arose.

                                  ARTICLE XIV.

                                 MISCELLANEOUS

         14.01 Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller or Union therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, Union, Purchaser and the Agent (with respect to an amendment) or (b) Purchaser and the Agent (with respect to a waiver or consent by them) or Seller or Union (as applicable) (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         14.02 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by overnight courier, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages of this Agreement (or the Purchase and Contribution Agreement) or at such other address or facsimile number as shall be designated by such party in a written notice given to the other parties hereto in accordance with this Section 14.02. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier unless sooner received by the addressee, (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article I shall not be effective until received.

         14.03 No Waiver; Remedies. No failure on the part of the Agent, any Affected Party, any Indemnified Party, Purchaser or any other holder of any Undivided Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, SG is hereby authorized by Seller and Union at any time and from time to time after the occurrence and during the continuance of a Liquidation Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, SG and such Bank to or for the credit or the account of

Seller or Union, against any Obligation (including, if a Liquidation Period has occurred and is continuing, all Obligations with respect to the then current Settlement Period that are not yet due and payable) now or hereafter existing under this Agreement, to the Agent, any Affected Party, any Indemnified Party or Purchaser, or their respective successors and assigns.

         14.04 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Seller, Union, Purchaser, the Agent and their respective successors and assigns, and the provisions of Section 4.02 and
Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, as all Undivided Interests shall have been reduced to zero and all Obligations shall have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Seller or Union pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.02, 14.05, 14.06 and 14.07 shall be continuing and shall survive any termination of this Agreement.

         14.05  Costs, Expenses and Taxes.

         In addition to their obligations under Article XIII, Seller agrees to pay on demand:

                 (i) all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of counsel of Purchaser, the Agent, SG and their respective Affiliates) in connection with (A) the preparation, execution and delivery of this Agreement, the other Transaction Documents and the Stand-by Purchase Agreement (and, in each case, all related certificates and other documents), (B) the preparation, execution and delivery of any waiver, amendment or other modification to this Agreement, the Stand-by Purchase Agreement, any of the Transaction Documents and, to the extent caused by any such waiver, amendment or modification, any waiver, amendment or other modification to the Enhancement Agreement or the Stand-by Purchase Agreement, and, in each case, all related certificates and other documents (provided, that Seller shall be obligated to make such payment whether or not any of the foregoing are executed and delivered), and (C) the enforcement of this Agreement, the Certificate and the other Transaction Documents or any claim of breach of contract, breach of warranty or any other breach of this Agreement, the Certificate or any of the other Transaction Documents or any tort claim relating to any of the foregoing; and

                 (ii) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         14.06 No Proceedings. Each of Seller, Union and SG (individually and as the Agent) hereby agrees that it will not institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

         14.07  Confidentiality.

         (a) Each party hereto acknowledges that SG regards the Fee Letter to be proprietary, and each such party severally agrees that:

                 (i) it (A) will not disclose without the prior consent of SG (other than to its Representatives (as defined below)) (1) any information regarding, or copies of, the Fee Letter, or (2) any information regarding Purchaser or SG, which information is furnished by Purchaser or SG to such party and which, at the time of delivery, is designated by Purchaser or SG to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (1) and (2) is collectively referred to as the "SG Information") and (B) will inform its Representatives of the confidential nature of the SG Information and the terms of this Section 14.07; provided, however, that such party may disclose any such SG Information (v) to any other party to this Agreement for the purposes contemplated hereby, (w) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (x) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or (y) subject to subsection (b) below, in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such SG Information;

                 (ii) it will use the SG Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and the other Transaction Documents and making any necessary business judgments with respect thereto; and

                 (iii) it will, upon demand, return (and cause each of its Representatives to return) to SG all documents or other written material received from SG in connection with clause (a)(i)(A)(2) above and all copies thereof made by such party which contain the SG Information.

         (b) In the event that any party or anyone to whom such party or its Representatives transmits the SG Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the SG Information, such party will

                 (i) provide SG with prompt written notice so that SG may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.07;

                 (ii) unless SG waives compliance by such party with the provisions of this Section 14.07, make a timely objection to the request or confirmation to provide such SG Information on the basis that such SG Information is confidential and subject to the agreements contained in this Section 14.07; and

                 (iii) take such action as is necessary to preserve such confidentiality, such as seeking a protective order or other appropriate remedy.

In the event that a protective order or other remedy is not obtained, or SG waives compliance with the provisions of this Section 14.07, such party will furnish only that portion of the SG Information which is legally required to be furnished and will exercise such party's best efforts to obtain reliable assurance that confidential treatment will be accorded to the SG Information.

         (c) Purchaser and the Agent acknowledge that FTL and the Originators regard certain information provided, and to be provided, by any of them to Purchaser and the Agent in connection with the transactions contemplated by the Transaction Documents to be confidential, and each of Purchaser and the Agent agrees that:

                 (i) it (A) will not disclose without the prior written consent of Union (other than to each Affected Party and its Representatives (as defined below)) any information regarding FTL or any of its subsidiaries (or any Affiliate thereof) that is furnished by FTL or any Originator (or any Affiliate thereof) to Purchaser or the Agent and which, at the time of delivery, is designated by FTL or any Originator (or such Affiliate) in writing or otherwise as confidential or not otherwise available to the general public (such information is collectively referred to as "FTL Group Information") and (B) will inform its Representatives and each Affected Party (who shall be obligated to inform its Representatives) of the confidential nature of the FTL Group Information and the terms of this Section 14.07; provided, however, that Purchaser, the Agent, and any Affected Party and their respective Representatives may disclose any such FTL Group Information to the extent permitted in the proviso to clause (i) of subsection (a) above with the term "SG Information" replaced by the term "FTL Group Information" and the reference to subsection (b) replaced by a reference to subsection (d) below and to commercial paper rating agencies and commercial paper placement agents and dealers and investors or potential investors in Commercial Paper Notes; and

                 (ii) it will use the FTL Group Information solely for the purposes of evaluating, administering, enforcing and funding the transactions contemplated by this Agreement and the other Transaction Documents and making any necessary business judgments with respect thereto.

         (d) In the event Purchaser, the Agent, or any Affected Party or any of their respective Representatives to whom FTL Group Information is transmitted is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the FTL Group Information, it will comply with the provisions of subsections (b)(i), (ii) and (iii) of this Section 14.07 with all references to "SG" replaced by references to "FTL Group".

         (e) The term "Representatives," when used in this Section 14.07, means in subsections (a) and (b) above, the directors, employees, auditors, counsel or affiliates of any party; and means in subsections (c) and (d) the directors, employees, auditors, counsel or affiliates of the Agent, Purchaser or any Affected Party.

         (f) This Section 14.07 shall be inoperative as to such portions of the SG Information or the FTL Group Information which are or become generally available to the public or such Person on a nonconfidential basis from a source other than SG or Union (or any Affiliate
thereof), respectively, or were known   to such Person on a nonconfidential
basis prior to its disclosure to such Person by SG or Union (or any Affiliate thereof), respectively.

         (g) This Section 14.07 shall survive termination of this Agreement.

         14.08 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         14.09 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior and contemporaneous expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior and contemporaneous oral or written understandings.

         14.10 Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         14.11 Waiver of Jury Trial. SELLER AND UNION EACH HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE CERTIFICATE, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATE OR ANY OTHER TRANSACTION DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.

         14.12 Consent to Jurisdiction; Waiver of Immunities. EACH OF SELLER AND UNION HEREBY ACKNOWLEDGES AND AGREES THAT:

                 (a) IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION, FIRST, OF ANY FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT,
         (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                 (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         14.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         14.14 Recourse to Directors or Officers. Each of Seller, Union and Servicer hereby agrees that the directors and officers of Purchaser shall have no liability with respect to Purchaser's obligations hereunder.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        FTL RECEIVABLES COMPANY


                                        By: ______________________________
                                            Name:
                                            ______________________________
                                            Title:
                                            ______________________________

                                        233 South Wacker Drive
                                        Suite 5000
                                        Chicago, Illinois 60606
                                        Telephone No.: (312) 876-7000
                                        Facsimile No.: (312) 993-1888
                                        Attention: Brian J. Hanigan


                                        UNION UNDERWEAR COMPANY, INC.,
                                            as initial Servicer


                                        By: ______________________________
                                            Name:
                                            ______________________________
                                            Title:
                                            ______________________________

                                        233 South Wacker Drive
                                        Suite 5000
                                        Chicago, Illinois 60606
                                        Telephone No.: (312) 876-7000
                                        Facsimile No.: (312) 993-1888
                                        Attention: Brian J. Hanigan


                                        BARTON CAPITAL CORPORATION,
                                            as Purchaser


                                        By: ______________________________
                                            Name:
                                            ______________________________
                                            Title:
                                            ______________________________

                                        c/o Amacar Group, L.L.C.
                                        6707-D Fairview Road
                                        Charlotte, North Carolina 28210
                                        Telephone No.:  (704) 365-0569
                                        Facsimile No.:  (704) 365-1362
                                        Attention:  Douglas K. Johnson

                                        SOCIETE GENERALE,
                                        as the Agent


                                        By:  ______________________________
                                             Name:
                                             ______________________________
                                             Title:
                                             ______________________________


                                        By:  ______________________________
                                             Name:
                                             ______________________________
                                             Title:
                                             ______________________________

                                        181 West Madison Street
                                        Suite 3400
                                        Chicago, Illinois 60602
                                        Telephone No.:  (312) 578-5000
                                        Facsimile No.:  (312) 578-5099
                                        Attention:  Asset Securitization Group

                                   APPENDIX A

                                  DEFINITIONS


         This is Appendix A to (i) the Purchase and Contribution Agreement (as hereinafter defined) and (ii) the Receivables Purchase Agreement, dated as of December 18, 1996, among FTL RECEIVABLES COMPANY, UNION UNDERWEAR COMPANY, INC., BARTON CAPITAL CORPORATION and SOCIETE GENERALE, as Agent (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement").

         A. Defined Terms. As used in the Purchase and Contribution Agreement or the Receivables Purchase Agreement, as the case may be (unless the context requires a different meaning), the following terms have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account Agreement" means the Liquidation Account Agreement and the Collection Account Agreement.

         "Account Banks" means the Collection Account Bank and the Liquidation Account Bank.

         "Acquiring Person" means any Person who or which, together with all Affiliates of such Person, shall acquire, directly or indirectly, the right to vote, or dispose of, or "beneficial ownership" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of, more than fifty percent (50%) of the shares of the voting stock of FTL then outstanding, but shall not include any Exempt Person.

         "Adjusted Average Maturity" means, on any day, the sum of (i) 10 (or such greater number not exceeding 30 chosen by the Agent in its reasonable discretion) days plus (ii) the Average Maturity for such day.

         "Adverse Claim" means a lien, security interest, charge, encumbrance, or similar claim of any Person.

         "Affected Party" means each of Purchaser, the Agent, each Bank, any permitted assignee of Purchaser or any Bank, and Enhancement Bank, and any assignee of any of Enhancement Bank or SG.

         "Affiliate" when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

         "Agent" has the meaning set forth in the preamble to the Receivables Purchase Agreement.

         "Agent's Account" means that certain account #700800 maintained at Societe Generale, Chicago, Illinois which account shall be in the name and under the exclusive dominion and control of the Agent.

         "Aggregate Investment" at any time means the aggregate Dollar amount of all Investments outstanding at such time.

         "Aggregate Undivided Interest" means, at any time, the sum of all of the Undivided Interests owned by Purchaser at such time.

         "Aggregate Undivided Interest Amount" means, at any time, the sum of all of the numerators used in the calculation of all Undivided Interests at such time.

         "Aggregate Undivided Interest Limit" has the meaning set forth in
Section 1.02(b) of the Receivables Purchase Agreement.

         "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

                 (a) the rate of interest most recently announced by SG at its branch office in New York, New York as its reference rate; and

                 (b) the Federal Funds Rate (as defined below) most recently determined by SG plus 1.0% per annum.

For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

                 (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                 (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by SG from three federal funds brokers of recognized standing selected by it.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by SG in connection with extensions of credit.

         "Anniversary Date" means the anniversary of date of the Receivables Purchase Agreement.

         "Average Maturity" means, on any day, that time period (expressed in days) equal to the weighted average maturity of the Receivables as shall be calculated by Servicer, as set forth in the most recent Periodic Report in accordance with the provisions thereof. If the Agent shall disagree with any such calculation, the Agent may recalculate the Average Maturity for such day, which calculation shall, absent manifest error, be binding upon Servicer, Seller and Purchaser.

         "Bank" means any one of, and "Banks" means all of, SG and the other commercial lending institutions that are at any time parties to the Stand-by Purchase Agreement.

         "Bank Accounts" means the Collection Account and the Liquidation
Account.

         "Bank Rate" for any Yield Period for the related Undivided Interest means an interest rate per annum equal to the sum of (a) .50% per annum, plus
(b) the Eurodollar Rate (Reserve Adjusted) for such Yield Period; provided, however, that if (i) it shall become unlawful for the Agent, any Bank or Enhancement Bank to obtain funds in the offshore interbank eurodollar market in order to fund any Purchase or to maintain any Undivided Interest, or if such funds shall not be reasonably available to the Agent, any Bank or Enhancement Bank, or (ii) there shall not be time prior to commencement of an applicable Yield Period to determine a Eurodollar Rate in accordance with its terms, or
(iii) the Seller shall have so requested, then the "Bank Rate" for any Yield Period for such Undivided Interest shall be equal to the Alternate Base Rate.

         "Barton" means Barton Capital Corporation, a Delaware corporation.

         "Business Day" means a day on which both (a) the Agent is open for business at its principal office in Chicago, Illinois and (b) commercial banks in New York City or Chicago, Illinois are not authorized or required to be closed for business.

         "Capital Lease" means any lease that, in accordance with GAAP, would be deemed a capital lease.

         "Capital Stock" means with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Certificate" means a certificate of assignment, by Seller to the Agent, in the form of Exhibit 5.01(a) to the Receivables Purchase Agreement, evidencing each Undivided Interest owned by Purchaser or an assignee thereof, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the Receivables Purchase Agreement.

         "Change in Control" means

                 (i) Union or any of its Affiliates shall fail to own, collectively, one hundred percent (100%) of the issued and outstanding shares of capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of Seller; or

                 (ii)  any Person shall become an Acquiring Person.

         "Charged-Off Receivable" means a Receivable which has been written off as uncollectible by Servicer, any Originator or Seller or which, consistent with the Credit and Collection Policy, should be written off as uncollectible by Servicer, any Originator or Seller.

         "Collateral Agent" means SG in its capacity as collateral agent under the Security Agreement, dated as of December 6, 1991, as amended as of August 1, 1993, as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time between SG and Barton.

         "Collections" means, with respect to any Receivable, all funds which either (a) are received by an Originator, Seller, Servicer from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, invoice prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that an Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable), or (b) are deemed to have been received by any Person as a Collection pursuant to Section
3.04 of the Receivables Purchase Agreement.

         "Collection Account" means that certain bank account with the number, and maintained at the location, set forth on Schedule 7.03(d) to the Receivables Purchase Agreement, which is (i) in Seller's name, and (ii) pledged on a first-priority basis to Purchaser pursuant to Section 9.01 of the Receivables Purchase Agreement.

         "Collection Account Agreement" means a letter agreement, substantially in the form of Exhibit 5.01(h)(ii) to the Receivables Purchase Agreement, among Seller, Union, the Agent and the Collection Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Receivables Purchase Agreement.

         "Collection Account Bank" means the bank holding the Collection
Account.

         "Commercial Paper Notes" means short-term promissory notes issued or to be issued by Purchaser to fund its investments in accounts receivable or other financial assets.

         "Commercial Paper Rate" for any Yield Period for the related Undivided Interest means a rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates per annum (determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates)) at which Commercial Paper Notes having a term equal to such Yield Period and to be issued to fund the Purchase of or to maintain such Undivided Interest (or portion thereof) by Barton (including, without limitation, Investment and accrued and unpaid Earned Return) may be sold by any placement agent or commercial paper dealer selected by the Agent, as agreed between each such agent or dealer and the Agent, plus (ii) the commissions and other charges charged by such placement agent or commercial paper dealer with respect to such Commercial Paper Notes expressed as a percentage of the face amount of such Commercial Paper Notes and converted to an interest-bearing equivalent rate per annum.

         "Commitment" has the meaning set forth in Section 1.01 of the Receivables Purchase Agreement.

         "Commitment Fee" has the meaning set forth in the Fee Letter.

         "Commitment Termination Date" has the meaning set forth in Section 1.05(a) of the Receivables Purchase Agreement.

         "Concentration Limit" has the meaning set forth in Section 2.03(b) of the Receivables Purchase Agreement.

         "Conditions Precedent" and "Condition Precedent" have the meanings set forth in Section 5.02 of the Receivables Purchase Agreement.

         "Consolidated Net Worth" means with respect to any Person, the total amount shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock, excluding, where applicable, any adjustments in respect of foreign currency translation.

         "Contract" means with respect to a Receivable, any and all contracts, understandings, instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

         "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Advance" means a drawing under a letter of credit issued pursuant to the Enhancement Agreement for the account of Purchaser, a loan to Purchaser under the Enhancement Agreement or any other advance or disbursement of funds to Purchaser or for Purchaser's account pursuant to the Enhancement Agreement or any such letter of credit, in each case to the extent such drawing, loan, advance or disbursement has not been repaid or reimbursed to Enhancement Bank in accordance with the Enhancement Agreement.

         "Credit and Collection Policy" means those credit and collection policies and practices relating to Contracts and Receivables of the Originators described in Schedule 7.01(f) to the Receivables Purchase Agreement, as modified without violating Section 7.03(c) of the Receivables Purchase Agreement.

         "Debts" means all liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

        "Default Rate" means the Alternate Base Rate, plus two percent (2%) per annum.

         "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each month by dividing (x) the aggregate Unpaid Balance of all Receivables that became Defaulted Receivables during such month by (y) the Total Revenues for the third preceding month.

         "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment, (b) with regard to the Obligor of which a matured or unmatured Event of Bankruptcy has occurred or (c) which has been written off as uncollectible by Servicer or which, consistent with the Credit and Collection Policy, should be written off as uncollectible by Servicer.

         "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each month by dividing (x) the aggregate Unpaid Balance of all Receivables that became Delinquent Receivables during such month by (y) the Total Revenues with respect to the second preceding month.

         "Delinquent Receivable" means a Receivable (i) (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such payment, or (ii) that would be classified as delinquent by the Servicer pursuant to the Credit and Collection Policy.

         "Designated Obligor" means, at any time, all Obligors of the Originators except any such Obligor as to which the Agent, in its reasonable business judgment based upon the Agent's reasonable estimation of the credit quality of such Obligor, has given notice to Seller that such Obligor shall not be considered a Designated Obligor, such notice to become effective three Business Days following the giving of such notice.

         "Dilution Ratio" means, on any date, the ratio (expressed as a percentage) computed as of the last day of each month by dividing (i) an amount equal to the net reductions in the Unpaid Balance of the Receivables Pool on account of any defective, rejected or returned goods or services, any cash discounts, incorrect billings or other adjustments, and any reductions or cancellations, whether by reason of setoff, dispute, rebate or refund, for the month then ended by (ii) the aggregate Unpaid Balance of the Receivables in the Receivables Pool as of the last day of the preceding month.

         "Dividend" means any dividend or distribution (in cash, property or obligations) on any shares of any class of Seller's capital stock or any warrants, options or other rights with respect to shares of any class of Seller's capital stock.

         "Dollars" means dollars in lawful money of the United States of America.

        "Earned Return" has the meaning set forth in Section 2.05 of the Receivables Purchase Agreement.

         "Eligible Receivable" means, at any time, a Receivable:

                 (a) which represents a bona fide obligation resulting from a sale of goods and services in the ordinary course of business of an Originator as conducted on the date of the initial Purchase;

                 (b) which, (i) if the perfection of Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code -- Secured Transactions is in force, constitutes an "account," "general intangible" or "chattel paper" as defined in the Uniform Commercial Code as in effect in such jurisdiction, and (ii) if the perfection of Purchaser's undivided ownership interest therein is governed by the law of any jurisdiction where the Uniform Commercial Code -- Secured Transactions is not in force, Seller has furnished to the Agent such opinions of counsel and other evidence as has reasonably been requested, establishing to the reasonable satisfaction of the Agent that Purchaser's undivided ownership interest and other rights with respect thereto are not significantly less protected and favorable than such rights under the Uniform Commercial Code;

                 (c)      the Obligor of which is a Designated Obligor;

                 (d) that is not of an Obligor with regard to which a matured or unmatured Event of Bankruptcy has occurred;

                 (e) as to which no more than 25% of the Unpaid Balance of all the Receivables owed by such Receivable's Obligor are, at any time, Defaulted Receivables; provided, however, this clause (e) shall not apply if the aggregate Unpaid Balance of all Receivables owed by such Obligor does not exceed $100,000;

                 (f)      is not a Defaulted Receivable;

                 (g)      with regard to which the warranty of Seller in
         Section 6.01(k) of the Receivables Purchase Agreement is true and correct;

                 (h) the assignment of which (including, without limitation, the sale of which to Seller and the sale of an

         Undivided Interest in which to Purchaser) does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

                 (i) which is denominated and payable only in Dollars in the United States;

                 (j) which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to a reduction, cancellation, rebate or refund or any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor prior to the occurrence thereof);

                 (k) which, together with the Contract related thereto, conforms in all material respects with any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

                 (l) which satisfies all applicable requirements of the Credit and Collection Policy;

                 (m) which arises under a Contract (i) the performance of which has been completed by the related Originator and by all other parties thereto other than the Obligor, to the extent of the amount of the related Receivable, (ii) which has been invoiced by Union or the related Originator and (iii) which requires such Receivable to be paid in full within 30 days or less of the original billing date therefor; provided, however, that with respect to this clause (iii), a Receivable, the Contract with respect to which requires such Receivable, to be paid in full within not less than 31 days nor more than 180 days shall also be an Eligible Receivable, if, when the Unpaid Balance of such Receivable is added to the aggregate Unpaid Balance of all other Eligible Receivables payable in full within not less than 31 days nor more than 180 days, the aggregate Unpaid Balance of all such Eligible Receivables does not exceed fifty (50%) percent of the aggregate Unpaid Balance of all Eligible Receivables;

                 (n) as to which each of Seller's and Purchaser's first priority interest, respectively, has been perfected under the applicable UCC; and

                 (o) the Obligor of which is a United States resident, is not an Affiliate of Seller or the Originator and is not a government or a governmental subdivision or agency.

         "Enhancement Agreement" means and includes (a) the Enhancement Agreement, dated as of December 6, 1991, as amended as of August 1, 1993, between Barton and SG and (b) any other agreement (other than the Stand-by Purchase Agreement) hereafter entered into by Barton providing for the issuance of one or more letters of credit for the account of Barton, the making of loans to Barton or any other extensions of credit to or for the account of Barton to support all or any part of Barton's payment obligations under its Commercial Paper Notes or to provide an alternate means of funding Barton's investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

         "Enhancement Bank" means and includes SG, as lender to Barton and as issuer of a letter of credit for Barton's account, under the Enhancement Agreement, and any other or additional bank or other financial institution now or hereafter extending credit or having a commitment to extend credit to or for the account of Barton under the Enhancement Agreement.

         "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with any regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                   Eurodollar Rate      =       Eurodollar Rate
                 (Reserve Adjusted)              1-Eurodollar
                                               Reserve Percentage

         where:

         "Eurodollar Rate" means, with respect to any Yield Period for any related Undivided Interest (or portion thereof), the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the Agent two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 10:00 a.m., London time for delivery on the first day of such Yield Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the related Investment in such Undivided Interest (or such portion) for such Yield Period.

         "Eurodollar Business Day" means a day (i) on which dealings in Dollars are carried on in the eurodollar interbank market of the Agent's Eurodollar Office and (ii) which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to be closed in New York.

         "Eurodollar Office" shall mean such office or offices through which the Agent determines the Eurodollar Rate. A Eurodollar Office of the Agent may be, at the option of the Agent, either a domestic or foreign office.

         "Eurodollar Reserve Percentage" means, with respect to any Yield Period, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D.

         "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                 (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 30 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of FTL which is neither Exchangeable Stock nor Redeemable Stock).

         "Exempt Person" means William Farley, a resident of the State of Illinois, and any person that William Farley controls. For the purposes of this definition, "Controls" shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting rights associated with a Person's outstanding securities.

         "Facility" has the meaning set forth in Section 1.1 of the Purchase and Contribution Agreement.

         "Facility Limit" has the meaning set forth in Section 1.02(a) of the Receivables Purchase Agreement.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

         "Fee Letter" has the meaning set forth in Section 4.01(a) of the Receivables Purchase Agreement.

         "Financial Officer" has the meaning set forth in Section 7.02(a) of the Receivables Purchase Agreement.

         "FTL" means Fruit of the Loom, Inc., a Delaware corporation.

         "FTL Group Information" has the meaning set forth in Section 14.07 of the Receivables Purchase Agreement.

         "FTL Note" has the meaning set forth in Section 3.1 of the Purchase and Contribution Agreement.

         "GAAP" means generally accepted accounting principles in the United States.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

         "Guaranty" means any agreement, undertaking or arrangement by which any Person guarantees, endorses, agrees to purchase or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of FTL, any qualification or exception to such opinion or certification:

                 (i)      which is of a "going concern" or similar nature; or

                 (ii) which relates to the limited scope of examination of matters relevant to such financial statement (other than any standard qualification of such nature).

         "Indebtedness" means, with respect to any Person, at the time any determination is to be made, without duplication (i) all Indebtedness for Money Borrowed of that Person, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet of that Person in conformity with GAAP, (iii) notes payable of that Person and drafts accepted by that Person representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which does not constitute Indebtedness pursuant to clause (vi) below), (iv) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (v) all Guaranties of that Person not paid when due or no longer contingent, other than commercial or stand by letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws and (vi) the deferred and unpaid balance of the purchase price of assets or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof or (z) evidenced by a note or similar written instrument; provided, however, that Indebtedness shall not include trade payables, accrued expenses, accrued income taxes, in each case arising in the ordinary course of business.

         "Indebtedness for Money Borrowed" means, with respect to any Person, at the time any determination is to be made (i) all Indebtedness of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities) or the making available of credit or funds to or on behalf of another Person, (ii) all Indebtedness of such Person issued, incurred or assumed in respect of the purchase price of property and (iii) all Capital Leases of such Person.

         "Indemnified Amounts" has the meaning set forth in Section 13.01 of the Receivables Purchase Agreement.

         "Indemnified Party" has the meaning set forth in Section 13.01 of the Receivables Purchase Agreement.

         "Independent Director" has the meaning set forth in Section 7.01(h) of the Receivables Purchase Agreement.

         "Initial Closing Date" means the date on which the first purchases under the Purchase and Contribution Agreement shall occur.

         "Insolvent" means with respect to any Person, that the present saleable value of the assets of such Person is less than the amount that will be required to pay the probable liability on existing Debts of such Person or such Person is unable to pay its Debts, as such Debts become absolute and unmatured.

         "Investment" has the meaning set forth in Section 2.02 of the Receivables Purchase Agreement.

         "Involuntary Federal Proceeding" has the meaning set forth in Section 10.02(b) of the Receivables Purchase Agreement.

         "Lien" means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse (in whole or in part) against the seller or any other Person except the account debtors, any filing or agreement to file a financing statement as debtor under the UCC or any similar statute other than to reflect the ownership by a third party of property leased to such Person or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person).

         "Liquidation Account" means that certain bank account with the number, and maintained at the location, set forth on Schedule 7.03(d) to the Receivables Purchase Agreement, which is (i) in Seller's and Agent's name, and
(ii) pledged on a first-priority basis to Purchaser pursuant to Section 9.01 of the Receivables Purchase Agreement.

         "Liquidation Account Agreement" means a letter agreement, substantially in the form of Exhibit 5.01(h)(iii) to the Receivables Purchase Agreement, among Seller, Union, the Agent and the Liquidation Account Bank, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Receivables Purchase Agreement.

         "Liquidation Account Bank" means the Bank holding the Liquidation Account.

         "Liquidation Commencement Date" means, in the event a Condition Precedent is not satisfied, the date designated by notice from the Agent to Seller.

         "Liquidation Day" for any Undivided Interest means any of (a) each day which occurs on or after the Liquidation Commencement Date and on or before the Liquidation Termination Date, if any, (b) each day which occurs on or after the Commitment Termination Date, or (c) each day which occurs on or after the day Seller shall have given written notice to the Agent that it no longer wishes to sell Undivided Interests to Purchaser.

         "Liquidation Event" has the meaning set forth in Section 10.01 of the Receivables Purchase Agreement.

         "Liquidation Period" means one or more successive Liquidation Days.

         "Liquidation Return" has the meaning set forth in Section 2.05(c) of the Receivables Purchase Agreement.

         "Liquidation Servicer's Fee" has the meaning set forth in Section 2.06(c) of the Receivables Purchase Agreement.

         "Liquidation Termination Date" means the date, if any, that occurs after a Liquidation Commencement Date and is designated as the "Liquidation Termination Date" by the Agent (in its sole discretion) on at least one Business Day's notice to Seller.

         "Lockbox Accounts" means those certain bank accounts with the numbers, and maintained at those certain locations, set forth on Schedule 6.01(n) to the Receivables Purchase Agreement, each of which is pledged on a first-priority basis to Purchaser pursuant to Section 9.01 of the Receivables Purchase Agreement; and any bank account that is hereafter created in accordance with, and to perform the function contemplated for "Lockbox Accounts" in, the Receivables Purchase Agreement.

         "Lockbox Agreement" means a letter agreement, in substantially the form of Exhibit 5.01(h) to the Receivables Purchase Agreement, among Seller, Union, the Agent and any Lockbox Bank.

         "Lockbox Bank" means any of the banks holding one or more Lockbox Accounts for receiving Collections from Receivables.

         "Loss Horizon Ratio" means, on any date the ratio (expressed as a percentage) computed as of the last day of each month by dividing (i) the sum of the aggregate Unpaid Balance of the Receivables generated during each of the preceding four months then ended (without regard to any Collections with respect thereto) by (ii) the Net Pool Balance on such day.

         "Loss Ratio" means the highest of the three month rolling averages of the Default Ratios for the prior 12 months.

         "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on:

                 (i) the assets, operations, business or financial condition of Seller or FTL and its Subsidiaries, taken as a whole; or

                 (ii) the ability of Servicer, Seller or an Originator to perform its obligations under the Receivables Purchase Agreement or any other Transaction Document or the performance of any such obligations; or

                 (iii) the validity or enforceability of, or collectibility of amounts payable under, the Receivables Purchase Agreement or any other Transaction Document; or

                 (iv) the status, existence, perfection or priority of Purchaser's interest in the Receivables, including Purchaser's unencumbered first priority interest therein; or

                 (v) the validity, enforceability or collectibility of any material portion of the Receivables or Contracts.

         "Merger" means Seller shall:

                 (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Receivable or any interest therein) other than pursuant to the Receivables Purchase Agreement;

                 (ii) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments; or

                 (iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

         "Month End Date" means the last day of each calendar month.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Liquidation Account Balance" means, at any time, the amount then on deposit in the Liquidation Account minus all amounts on deposit therein with respect to Earned Return deposited therein pursuant to Section 3.02 and 3.03.

         "Net Pool Balance" has the meaning set forth in Section 2.03(a) of the Receivables Purchase Agreement.

         "Normal Concentration Percentage" has the meaning set forth in Section 2.03(b) of the Receivables Purchase Agreement.

         "Obligations" means (i) all obligations of Seller, Servicer and the Originators to Purchaser, the Agent, and their respective successors, permitted transferees and assigns, arising in connection with the Transaction Documents, and (ii) all obligations of Seller, Servicer and the Originators to any Indemnified Party arising out of Section 13.01 of the Receivables Purchase Agreement, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         "Obligor" means with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

         "Officer's Certificate" means a certificate from a Person signed by the President, any Vice President, the Chief Accounting Officer, Chief Executive Officer, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such Person.

         "Originator" means Union, Pro Player, Inc., a New York corporation, and Salem Sportswear, Inc., a New Hampshire corporation, together with their respective successors as permitted under the Purchase and Contribution Agreement.

         "Originator Assignment Certificate" means each assignment, in substantially the form of Exhibit D to the Purchase and Contribution Agreement, evidencing Seller's ownership of the Receivables generated by an Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Contribution Agreement.

         "Payment Date" has the meaning set forth in Section 1.4 of the Purchase and Contribution Agreement.

         "Payment Terms Multiplier" means, as of any day of determination, a ratio (expressed as a percentage) computed by dividing (i) the sum of (a) 90 days plus (b) the Weighted Average Payment Terms by (ii) 120 days.

         "Periodic Report" means a report in substantially the form of Exhibit 3.05(a) to the Receivables Purchase Agreement.

         "Permitted Investments" means any one or more of the following types of investments:

              (a) marketable obligations of the United States having a maturity of not more than 30 days from the date of acquisition;

              (b) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than 30 days from the date of acquisition;

              (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term securities of which are rated at least as highly as those of the Enhancement Bank by Moody's and S&P, in each case having a maturity of not more than 30 days from the date of acquisition;

              (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above; and

              (e) commercial paper having a maturity of not more than 30 days (except for commercial paper issued by the Purchaser or any of its Affiliates provided that the Agent (or any branch agency thereof) shall not be deemed an Affiliate of the Purchaser) rated at least as highly as the short-term securities of the Enhancement Bank by S&P and by Moody's.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

         "Pool Receivable" means a Receivable in the Receivables Pool. If, with respect to any Undivided Interest, a Receivable is a Pool Receivable on or prior to the Commitment Termination Date, such Receivable shall continue to be considered a Pool Receivable with respect to such Undivided Interest at all times thereafter.

         "Program Fee" has the meaning set forth in the Fee Letter.

         "Purchase" has the meaning set forth in Section 1.01(a) of the Receivables Purchase Agreement.

         "Purchase and Contribution Agreement" means that certain Purchase and Contribution Agreement, dated as of December 18, 1996, among Seller, the Originators and Servicer, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and with the Receivables Purchase Agreement.

         "Purchase and Sale Indemnified Party" has the meaning set forth in
Section 10.1 of the Purchase and Contribution Agreement.

         "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 10.1 of the Purchase and Contribution Agreement.

         "Purchase and Sale Termination Date" has the meaning set forth in
Section 1.4 of the Purchase and Contribution Agreement.

         "Purchase Facility" has the meaning set forth in Section 1.1 of the Purchase and Contribution Agreement.

         "Purchase Price" has the meaning set forth in Section 2.1 of the Purchase and Contribution Agreement.

         "Purchase Report" has the meaning set forth in Section 2.1 of the Purchase and Contribution Agreement.

         "Purchase Report Date" means (i) the Initial Closing Date and (ii) the fifteenth Business Day of each calendar month following thereafter.

         "Purchaser" has the meaning set forth in the preamble to the Receivables Purchase Agreement.

         "Purchaser Rate" for any Yield Period for any related Undivided Interest (or portion thereof) means:

                 (a) in the case of an Undivided Interest (or portion thereof) other than one referred to in clause (b), (c) or (d) of this definition, the Commercial Paper Rate for such Undivided Interest (or such portion) for such Yield Period;

                 (b) in the case of an Undivided Interest (or portion thereof) funded pursuant to the Stand-by Purchase Agreement, the Bank Rate for such Undivided Interest;

                 (c) in the case of an Undivided Interest (or portion thereof) funded by a Credit Advance during the occurrence and continuation of a Liquidation Event, a rate per annum equal for each day during such Yield Period to the Alternate Base Rate in effect on such day plus 2% per annum; and

                 (d) in the case of any Undivided Interest funded during the continuance of a Liquidation Event, the Default Rate.

         "Purchaser's Share" has the meaning set forth in Section 2.04 of the Receivables Purchase Agreement.

         "Receivable" means any right to payment from an Obligor that is a United States resident and is not an Affiliate of the Seller, whether constituting an account, chattel paper, instrument or a general intangible, arising from the sale by an Originator of goods and services and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

         "Receivables Pool" means at any time all then outstanding Receivables that existed and were owing on the Initial Closing Date and all Receivables created from the Initial Closing Date to and including the Commitment Termination Date.

         "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the applicable Purchase and Sale Termination Date (as the same may be extended pursuant to the terms of the Purchase and Contribution Agreement) or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of such applicable Purchase and Sale Termination Date.

         "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

         "Regulatory Change" means, relative to any Affected Party

                 (a) any change in (or the adoption, implementation, change in, phase-in or commencement of effectiveness of) any

                          (i) United States federal or state law or foreign law applicable to such Affected Party;

                          (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of
                 (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                          (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                 (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause
         (a)(i), (a)(ii) or (a)(iii) above.

         "Reinvestment" has the meaning set forth in Section 1.01(b) of the Receivables Purchase Agreement.

         "Related Rights" has the meaning set forth in Section 1.1 of the Purchase and Contribution Agreement.

         "Related Assets" means, with respect to any Receivable: (a) all of Seller's (or, in the case of the Purchase and Contribution Agreement, the applicable Originator's) interest in goods, including returned goods, if any, relating to the sale which gave rise to such Receivable; (b) all other security interests or liens and property subject thereto (including any rights arising out of any financing statements related thereto) from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and (c) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

         "Related Security" means with respect to any Receivable: (a) all of Seller's interest in the Related Rights with respect thereto; and (b) all of Seller's rights and remedies with respect to such Receivable pursuant to the Purchase and Contribution Agreement.

         "Required Reserve" shall have the meaning set forth in Section 2.07 of the Receivables Purchase Agreement.

         "Requirement of Law" means as to any Person, any law (including common law), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Percentage" has the meaning set forth in Section 2.07 of the Receivables Purchase Agreement.

         "Reserves" for any Undivided Interest means, at any time, the sum of
(i) the Servicer's Fee Reserve, (ii) the Required Reserve and (iii) the Yield Reserve.

         "Restricted Payment" has the meaning set forth in Section 7.03(f) of the Receivables Purchase Agreement.

         "S&P" means Standard & Poor's Ratings Services.

         "Scheduled Commitment Termination Date" has the meaning set forth in
Section 1.05 of the Receivables Purchase Agreement.

         "Seller" has the meaning set forth in the preamble to the Receivables Purchase Agreement.

         "Seller Common Stock" has the meaning set forth in Section 6.01(o) of the Receivables Purchase Agreement.

         "Servicer" has the meaning set forth in Section 8.01(a) of the Receivables Purchase Agreement.

         "Servicer Transfer Event" has the meaning set forth in Section 8.01(b) of the Receivables Purchase Agreement.

         "Servicer's Fee" has the meaning set forth in Section 8.01(c) of the Receivables Purchase Agreement.

         "Servicer's Fee Reserve" has the meaning set forth in Section 2.06 of the Receivables Purchase Agreement.

         "Settlement Date" means the last day of each Settlement Period.

         "Settlement Period" for any Undivided Interest means

                 (a) each period commencing on the first day of each Yield Period for such Undivided Interest and ending on the last day of such Yield Period; and

                 (b) on and after the Commitment Termination Date for such Undivided Interest, such period (including, without limitation, a daily period) as shall be selected from time to time by the Agent or, in absence of any such selection, each period of 30 days from the next preceding Settlement Date;

provided, however, that

                 (i) with respect to any Yield Period of one day (as described in clause (ii) of the proviso of the definition of "Yield Period"), the related Settlement Period shall be the first day following such Yield Period;

                 (ii) any Settlement Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

                 (iii) the last Settlement Period shall end on the date on which all Undivided Interests have been reduced to zero.

         "SG" has the meaning set forth in the preamble of the Receivables Purchase Agreement.

         "SG Information" has the meaning set forth in Section 14.07 of the Receivables Purchase Agreement.

         "Specific Concentration Limit" has the meaning set forth in Section 2.03(b) of the Receivables Purchase Agreement.

         "Stand-by Purchase Agreement" means and includes (a) the Stand-by Purchase Agreement among Barton, as borrower, SG, as Servicing Agent for Barton and as Liquidity Agent, and the Banks supporting Barton's payment obligations with respect to the Commercial Paper Notes issued to fund the purchase of Undivided Interests hereunder, and (b) any other agreement hereafter entered into by Barton providing for the sale by Barton of Undivided Interests (or portions thereof), or the making of loans or other extensions of credit to Barton secured by a security interest in specified Undivided Interests (or portions thereof), to support all or part of Barton's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Barton's investments in accounts receivable or other financial assets, and under which the amount available from such sale or such extension of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of credit enhancement available with respect thereto, in each case as amended, supplemented or otherwise modified from time to time.

         "Subscription Agreement" means the Subscription and Shareholder Agreement dated as of December 18, 1996 between Union and Seller, as the same may be amended, supplemented or otherwise modified from time to time.

         "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided, however, that for so long as it is not a consolidated Subsidiary in accordance with GAAP, neither Farley Metals Aviation, Inc. nor any of its Subsidiaries shall be considered a subsidiary of FTL.

         "Successor Notice" has the meaning set forth in Section 8.01(a) of the Receivables Purchase Agreement.

         "Tangible Net Worth" means, with respect to any Person, the net worth of such Person after subtracting therefrom the aggregate amount of such Person's intangible assets (other than Receivables), including, without limitation, good will, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         "Total Revenues" means with respect to any month, the aggregate amounts payable by the Obligors with respect to the Receivables generated during such month.

         "Transaction Documents" means the Receivables Purchase Agreement, the Fee Letter, the Certificate, the Originator Assignment Certificates, the Purchase and Contribution Agreement, the FTL Notes, the Collection Account Agreements, the Liquidation Account Agreement, the Lockbox Agreements, the Subservicing Agreements and all other instruments, certificates, agreements, reports or documents delivered under or in connection with the Receivables Purchase Agreement or the Purchase and Contribution Agreement (except the Enhancement Agreement and the Stand-by Purchase Agreement), as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Contribution Agreement and the Receivables Purchase Agreement.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         "Undivided Interest" has the meaning set forth in Section 2.01 of the Receivables Purchase Agreement.

         "Union" has the meaning set forth in the preamble to the Receivables Purchase Agreement and includes any successors to Union.

         "Unmatured Liquidation Event" means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

         "Unpaid Balance" means (i) with respect to any Receivable at any time the unpaid principal amount thereof and (ii) with respect to the Receivables Pool means at any time the aggregate unpaid principal amount of all Receivables in the Receivables Pool.

         "Variance Factor" has the meaning set forth in Section 2.05(d) of the Receivables Purchase Agreement.

         "Wal-Mart Stores" means Wal-Mart Stores, Inc., including Sam's Clubs.

         "Weighted Average Payment Terms" means, as of any day of determination, the sum of the following calculation made with respect to each
Receivable:

                                    PT X UB
                                         AUB

         PT      =        the difference between the invoice date and the
                          payment date for such Receivable, expressed in number of days.

         UB      =        the Unpaid Balance of such Receivable at the time of
                          such computation.

         AUB     =        the aggregate UB for all Receivables in the
                          Receivables Pool at the time of such computation.

         "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of capital stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly or indirectly by such Person and/or are or more Wholly-Owned Subsidiaries of such Person.

         "Yield Period" means with respect to any Undivided Interest (or portion thereof):

                 (a) the period from (and including) the date of the initial Purchase of such Undivided Interest (or such portion) to (but excluding) the number of days (not to exceed 90 days) thereafter as the Agent shall approve, pursuant and subject to Section 1.03 or of the Receivables Purchase Agreement; and

                 (b) thereafter, each period from (and including) the last day of the immediately preceding Yield Period for such Undivided Interest (or such portion) to (but excluding) the day falling below such number of days (not to exceed 90 days) thereafter as the Agent shall approve pursuant and subject to Section 1.03 of the Receivables Purchase Agreement.

provided, however, that

                 (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Undivided Interest shall be accruing Earned Return at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

                 (ii) in the case of Yield Periods of one day for any Undivided Interest, (A) the initial Yield Period shall be the day of the related Purchase; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

                 (iii) any Yield Period for any Undivided Interest which commences before the Commitment Termination Date for such Undivided Interest and would otherwise end on a date occurring after such Commitment Termination Date, such Yield Period shall end on such Commitment Termination Date and the duration of each such Yield Period which commences on or after the Commitment Termination Date for such Undivided Interest shall be of such duration as shall be selected by the Agent.

The "related" Yield Period for any Undivided Interest at any time means the Yield Period pursuant to which Earned Return is then accruing for such Undivided Interest.

         "Yield Reserve" has the meaning set forth in Section 2.05(a) of the Receivables Purchase Agreement.

         B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

         C. Computation of Time Periods. Unless otherwise stated in the Purchase and Contribution Agreement or the Receivables Purchase Agreement, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".





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